Exhibit 99.2

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                            DATED AS OF JULY 20, 2001

                                      AMONG

                             IMC ACQUISITION CORP.,

                          FT KNOWLEDGE (HOLDINGS) INC.,

                            INTERACTIVE MEDIA CORP.,

                               ANTEON CORPORATION,

                           AZIMUTH TECHNOLOGIES, INC.,

                                       AND

                        ANTEON INTERNATIONAL CORPORATION

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                                    CONTENTS

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ARTICLE I         DEFINITIONS..............................................  1

         1.1  Defined Terms................................................  1

         1.2  Other Terms..................................................  1

ARTICLE II        PURCHASE AND SALE OF THE STOCK; CLOSING..................  1

         2.1  Purchase and Sale of the Stock...............................  1

         2.2  Purchase Price...............................................  2

         2.3  Purchase Price Adjustment....................................  2

         2.4  Method of Payment............................................  3

         2.5  Closing......................................................  3

         2.6  Closing Deliveries by the Buyer..............................  3

         2.7  Closing Deliveries by the Seller and the Company.............  3

         2.8  Treatment of Options.........................................  4

         2.9  EBITDA Adjustment............................................  6

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE SELLER.............  7

         3.1  Organization of the Seller...................................  7

         3.2  Authorization of Transaction; Noncontravention...............  7

         3.3  Brokers' Fees................................................  8

         3.4  The Stock....................................................  8

ARTICLE IV        REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY...  8

         4.1  Organization, Qualification and Corporate Power..............  9

         4.2  Authorization of Transaction; Noncontravention...............  9

         4.3  Capitalization..............................................  10

         4.4  Brokers' Fees...............................................  10

         4.5  Title to Assets.............................................  10

         4.6  Subsidiaries................................................  10

         4.7  Financial Statements........................................  10

         4.8  Events Subsequent to Most Recent Fiscal Year End............  10

         4.9  Undisclosed Liabilities.....................................  12


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                                    CONTENTS

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         4.10  Compliance with Laws.......................................   12

         4.11  Taxes......................................................   12

         4.12  Real Property..............................................   13

         4.13  Intellectual Property......................................   15

         4.14  Contracts..................................................   16

         4.15  Notes and Accounts Receivable..............................   17

         4.16  Insurance..................................................   17

         4.17  Litigation.................................................   18

         4.18  Product and Service Warranty...............................   18

         4.19  Employees..................................................   18

         4.20  Employee Benefits Plans and Arrangements...................   19

         4.21  Environmental Matters......................................   20

         4.22  Certain Business Relationships with the Company............   21

         4.23  Governmental Authorizations and Regulations................   21

         4.24  Sufficiency of Assets......................................   21

         4.25  Divestiture of the Government Business.....................   22

         4.26  Corporate Matters..........................................   22

ARTICLE V         REPRESENTATIONS AND WARRANTIES BY THE BUYER.............   22

         5.1   Organization of the Buyer..................................   22

         5.2   Authorization of Transaction; Noncontravention.............   22

         5.3   Brokers' Fees..............................................   23

         5.4   Access to Funds............................................   23

         5.5   Securities Act of 1933.....................................   23

ARTICLE VI        SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                  COVENANTS AND AGREEMENTS................................   23

ARTICLE VII       INDEMNIFICATION.........................................   24

         7.1   Indemnification Obligations................................   24

         7.2   Method of Asserting Claims.................................   25

         7.3   Further Items Relating to Indemnification..................   27

         7.4   Right of Set-Off...........................................   28


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                                    CONTENTS

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         7.5   Computation of Losses Subject to Indemnification...........    28

         7.6   Indemnification as Sole Remedy and Waiver..................    28

         7.7   Indemnification Payments...................................    29

ARTICLE VIII       TAX MATTERS............................................    29

         8.1   Tax Indemnities............................................    29

         8.2   Refunds and Tax Benefits...................................    30

         8.3   Contests...................................................    31

         8.4   Preparation of Returns.....................................    32

         8.5   Cooperation and Exchange of Information....................    33

         8.6   Transfer Taxes.............................................    33

         8.7   Miscellaneous..............................................    33

ARTICLE IX         COVENANTS..............................................    34

         9.1   Further Action; Access to Records..........................    34

         9.2   Non-Competition............................................    35

         9.3   Non-Solicitation...........................................    36

         9.4   Employee Benefit Matters...................................    37

         9.5   Butler Property Conveyance.................................    39

         9.6   Accounting Matters.........................................    39

         9.7   Consents to Assignment; Covenant to Assist.................    40

         9.8   Access and Use of Premises.................................    40

         9.9   Payment to Marino..........................................    41

         9.10  Financial Reporting and Calculation of EBITDA..............    41

ARTICLE X          MISCELLANEOUS..........................................    41

         10.1  Notices....................................................    41

         10.2  Entire Agreement...........................................    43

         10.3  Expenses...................................................    43

         10.4  Public Announcements.......................................    43

         10.5  Confidentiality............................................    43

         10.6  Waiver; Remedies Cumulative................................    44

         10.7  Amendment..................................................    44


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                                    CONTENTS

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         10.8   No Third Party Beneficiary................................    44

         10.9   No Assignment; Binding Effect.............................    44

         10.10  Headings..................................................    44

         10.11  Invalid Provisions........................................    44

         10.12  Governing Law.............................................    45

         10.13  Consent to Jurisdiction...................................    45

         10.14  Counterparts..............................................    45

         10.15  Disclosure Schedule.......................................    45

         10.16  Guaranty..................................................    45

ANNEX OF DEFINED TERMS

EXHIBITS
         Exhibit A - Lease for the Butler Property
         Exhibit B - FIRPTA Certificate
         Exhibit C - Legal Description of the Butler Property Exhibit D - Form of Conversion and Release Agreement Exhibit E - Form of Option Conversion Agreement Exhibit F - Software License Agreement
         Exhibit G - Form of Non-Exercising Option Holder Note


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                            STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT dated as of July 20, 2001 among IMC Acquisition Corp., a Delaware corporation (the "BUYER"), Interactive Media Corp., a Delaware corporation (the "COMPANY"), Anteon Corporation, a Virginia corporation (the "SELLER"), for the purposes of Section 10.16 only, FT Knowledge (Holdings) Inc., a Delaware corporation ("PARENT"), and for the purpose of
Section 9.2 and Section 9.3 only, Azimuth Technologies, Inc., a Delaware corporation ("AZIMUTH") and Anteon International, a Virginia corporation ("ANTEON INTERNATIONAL").

            WHEREAS, the Seller owns and desires to sell to the Buyer upon the terms and conditions hereinafter set forth all of the issued and outstanding shares of capital stock of the Company (the "STOCK") and the Buyer desires to purchase the Stock from the Seller.

            NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 DEFINED TERMS. Defined terms used in this Agreement shall have the meanings ascribed to them in the ANNEX OF DEFINED TERMS attached hereto.

            1.2 OTHER TERMS. Other terms may be defined elsewhere in this Agreement and, for the purposes of this Agreement, those other terms shall have the meanings specified in those other places of this Agreement unless the context requires otherwise. Meanings specified in this Agreement shall be applicable to both the singular and plural forms of such terms and to the masculine, feminine and neuter genders, as the context requires.

                                   ARTICLE II
                     PURCHASE AND SALE OF THE STOCK; CLOSING

            2.1 PURCHASE AND SALE OF THE STOCK. Subject to the terms and conditions set forth in this Agreement, at the Closing (a) the Buyer agrees to purchase and accept delivery of the Stock from the Seller and (b) the Seller agrees to sell, assign, transfer and deliver to the Buyer the Stock by delivering to the Buyer stock certificates evidencing such Stock duly endorsed in blank or accompanied by stock powers duly executed in blank, and proper forms for transfer, with all required stock transfer stamps affixed or provided for.

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            2.2 PURCHASE PRICE. As consideration for the purchase of the Stock, the Buyer shall pay to the Seller an aggregate of $13,500,000 (as adjusted pursuant to Section 2.3 and Section 2.9, the "PURCHASE PRICE"). The Purchase Price (minus the aggregate amount of Non-Exercising Option Holder Notes issued pursuant to Section 2.8(c)) shall be paid by the Buyer to the Seller in cash on the Closing Date (the "CLOSING PAYMENT").

            2.3 PURCHASE PRICE ADJUSTMENT.

                  (a) As soon as possible, but in any case within 20 days following the Closing Date, the Seller shall prepare and deliver to the Buyer a balance sheet for the Company as of the close of business on the Closing Date (the "CLOSING DATE BALANCE SHEET"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP, applied in the same manner used by the Company in preparing the Financial Statements. At the Seller's option, such Closing Date Balance Sheet may be audited at the Seller's sole cost and expense. The Buyer shall notify the Seller in writing within 30 days following delivery of the Closing Date Balance Sheet if the Buyer disputes any item therein (the "PURCHASE PRICE ADJUSTMENT NOTICE"), and if the Purchase Price Adjustment Notice is not delivered within such time period, the Buyer shall be deemed to have accepted the Closing Date Balance Sheet and it shall be final and binding upon all the parties hereto. If the Buyer timely disputes any item in the Closing Date Balance Sheet, the Seller and the Buyer agree to use their best efforts to reach agreement upon any disputed items in the Closing Date Balance Sheet (the "DISPUTED ITEMS"). Any Disputed Items remaining unresolved on the 30th day after delivery by the Buyer of a Purchase Price Adjustment Notice shall forthwith be submitted to the Arbitrator. The Seller and the Buyer shall promptly present their positions with respect to the Disputed Items to the Arbitrator, together with such other materials as the Arbitrator may deem appropriate. Any determination by the Arbitrator with respect to any Disputed Item shall be final and binding on each party. The cost of the Arbitrator shall be borne 50% by the Seller and 50% by the Buyer.

                  (b) If the Working Capital of the Company on the Closing Date Balance Sheet is: (i) less than the Target by $50,000 or more, then the amount of such deficiency (the "SHORTFALL") shall be paid by the Seller to the Buyer within five Business Days after the final determination of the Working Capital of the Company on the Closing Date or (ii) greater than the Target by $50,000 or more, then the amount of such excess (the "EXCESS") shall be paid by the Buyer to the Seller within five Business Days after the final determination of the Working Capital of the Company on the Closing Date. Interest on the Shortfall (the "SHORTFALL INTEREST") shall accrue from the Closing Date through the date that the Shortfall is paid by the Seller to the Buyer or that the Buyer, pursuant to the immediately following sentence, offsets such amounts from the EBITDA Payment, at an annual rate of 9% and compounded monthly at a rate of 0.75%. At the Buyer's option, the EBITDA Payment shall be reduced, dollar for dollar, by the amount of such Shortfall and Shortfall Interest, up to the full amount of the EBITDA Payment. If the Shortfall and the Shortfall Interest equals or exceeds the amount of the EBITDA Payment, and the Buyer has notified the Seller in writing that it is opting to offset the amount of the EBITDA Payment by the Shortfall and the Shortfall Interest, then no EBITDA Payment shall be made and, in such event, the Seller shall be liable for any amount in excess of the


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amount of the EBITDA Payment as of the time of such notice. Interest on the
Excess shall accrue from the Closing Date through the date that the Excess is paid by the Buyer to the Seller, at an annual rate of 9% and compounded monthly at a rate of 0.75%.

            2.4 METHOD OF PAYMENT. Each payment to be made pursuant to this
Article II shall be made by wire transfer in immediately available funds to the Seller to the account designated in writing by the Seller at least two Business Days prior to the Closing Date.

            2.5 CLOSING. The closing of the purchase and sale of the Stock (the "CLOSING") is occurring on the date hereof at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (or at such other place as the parties may mutually agree) simultaneously with the execution and delivery of this Agreement.

            2.6 CLOSING DELIVERIES BY THE BUYER.

                  (a) At the Closing, the Buyer shall deliver to the Seller the Closing Payment.

                  (b) At the Closing, the Buyer shall deliver to the Seller the lease agreement for the Butler Property attached hereto as Exhibit A (the "LEASE AGREEMENT"), duly executed and delivered by the Buyer.

                  (c) At the Closing, the Buyer shall deliver to the Seller a software license agreement attached hereto as Exhibit F (the "LICENSE AGREEMENT"), duly executed and delivered by the Buyer.

            2.7 CLOSING DELIVERIES BY THE SELLER AND THE COMPANY. At the Closing, the Seller and the Company, as applicable, shall deliver to the Buyer each of the following items:

                  (a) Certificates evidencing the Stock, properly endorsed by the Seller for transfer or accompanied by properly executed stock assignments in proper form, together with any required stock transfer tax stamps.

                  (b) Subject to the Buyer's obligations under Section 9.7, evidence of the Company having divested itself of the Government Business (the "GOVERNMENT BUSINESS DIVESTITURE").

                  (c) Releases, pay-off letters and UCC-3 termination statements (in recordable form) from all parties holding Liens on any assets, rights, or properties of the Company, including, without limitation, releases of the Company's obligations under the: (i) Credit Agreement, (ii) Pledge Agreement,
(iii) Indemnity, Subrogation and Contribution Agreement, (iv) Subsidiary Guarantee Agreement, (v) Security Agreement and (vi) First Supplemental Indenture.

                  (d) The FIRPTA certificates described in Section 8.7(d).


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                  (e) Evidence that the Company shall have transferred, conveyed and assigned the Butler Property to the Seller (or a Subsidiary of the Seller) (the "BUTLER PROPERTY DIVESTITURE").

                  (f) Consulting or employment agreements with the following individuals: John A. Robic and Robert Weatherwax.

                  (g) A consent to the transactions contemplated by this Agreement if reasonably required by a landlord under a Real Property Lease.

                  (h) Resignations of the directors and officers of the Company.

                  (i) The third party consents set forth on SECTION 2.7(i) OF THE DISCLOSURE SCHEDULE, in form and substance reasonably satisfactory to the Buyer.

                  (j) The Lease Agreement, duly executed and delivered by the Seller.

                  (k) Simultaneously with the Closing, the Seller shall deliver a check (the "MCCOY PAYMENT") (minus any applicable employee withholding Taxes withheld from the McCoy Payment, the "MCCOY WITHHOLDING TAX AMOUNT") to John T. McCoy, and John T. McCoy shall receive the amount set forth in the Conversion and Release Agreement, in the form attached hereto as Exhibit D, from John T. McCoy executed as of the date hereof (less the applicable McCoy Withholding Tax Amount), and the Seller shall deliver to the Buyer at the Closing evidence of such payment and the amount of such payment, and the Seller shall simultaneously deliver to the: (i) appropriate Taxing Authorities the McCoy Withholding Tax Amount and the applicable employer share of employment Taxes due on the McCoy Payment, if any, and (ii) Company evidence of such delivery promptly thereafter; provided, however, that the Seller shall have no obligation to make any payment to John T. McCoy unless John T. McCoy has executed and delivered to the Seller, on or before the Closing Date, the Conversion and Release Agreement

                  (l) The License Agreement, duly executed and delivered by the Seller.

            2.8 TREATMENT OF OPTIONS.

                  (a) At the Closing, the Seller shall deliver checks in an amount equal to the aggregate Option Payment Amounts (as defined below) (minus any applicable employee withholding Taxes withheld from the Option Payment Amounts, the "OPTION WITHHOLDING TAX AMOUNT") (the "OPTION CONSIDERATION") to all holders (each, an "OPTION HOLDER" and collectively, the "OPTION HOLDERS") of options granted by the Company obligating the Company to issue, transfer or sell any shares of common stock of the Company (each, an "OPTION" and collectively the "OPTIONS") to cause the rights of each Option Holder to be converted into the right to receive the Option Payment Amount (as defined below) set forth opposite such Option Holder's name on SECTION 2.8 OF THE DISCLOSURE SCHEDULE, and the Seller shall simultaneously deliver to the: (i) appropriate


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Taxing Authorities the Option Withholding Tax Amount and the applicable employer share of employment Taxes due on the Option Payment Amounts, if any and (ii) Company evidence of such delivery promptly thereafter.

                  (b) Each Option Holder shall execute and deliver to the Company an Option Conversion Agreement in the form attached hereto as Exhibit E (an "OPTION CONVERSION AGREEMENT") and all Options held by such Option Holder shall be terminated, and the Option Holder shall receive, in complete satisfaction of such Option Holder's rights with respect to such Options, an amount (the "OPTION PAYMENT AMOUNT") payable to such Option Holder in the form of a cashiers check and calculated as follows:

                        (i) the number of shares of common stock of the Company issuable to such Option Holder, assuming exercise in full of such Options on the Closing Date;

                        (ii) multiplied by $18.155 (the "PER OPTION PRICE");

                        (iii) minus (x) the aggregate exercise price
      (disregarding Options being cancelled pursuant to the next following sentence) of all Options held by such Option Holder on the Closing Date and (y) the Option Withholding Tax Amount applicable to such Options. If the exercise price of an Option is greater than the Per Option Price, such Option shall be canceled without payment.

                  (c) If an Option Holder shall fail to execute and deliver to the Company, on or prior to the Closing Date, an Option Conversion Agreement with respect to all Options held by such Option Holder on the Closing Date (such Option Holder, a "NON-EXERCISING OPTION HOLDER"), the Seller may exercise (or cause the Company to exercise) its right under the option agreement pursuant to which such Options were issued (each a "STOCK OPTION AGREEMENT" and collectively, the "STOCK OPTION AGREEMENTS") to purchase all Options held by such Option Holder immediately prior to the Closing Date for an amount equal to such Option Holder's Option Payment Amount (minus the Option Withholding Tax Amount) payable to such Option Holder in the form of a promissory note ("NON-EXERCISING OPTION HOLDER NOTE") payable by the Company, bearing interest at the publicly announced prime rate of Credit Suisse First Boston, as publicly reported from time to time, on the date of issuance and payable to such Non-Exercising Option Holder in five (5) equal annual installments, substantially in the form of Exhibit G attached hereto.

                  (d) Each Option Holder shall, on the Closing Date, cease to have any rights as an Option Holder (other than rights to receive the payments provided for in this Section 2.8) and each Option Holder shall cease to have any rights under the Company's 1998 Stock Option Plan or the Stock Option Agreements (other than to receive the payment provided for in this Section 2.8).


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            2.9 EBITDA ADJUSTMENT.

                  (a) On or before April 1, 2002, the Buyer shall prepare and deliver to the Seller a balance sheet for the Company for the period from the Closing Date through December 31, 2001 (the "EBITDA BALANCE SHEET"). The EBITDA Balance Sheet shall be prepared in accordance with GAAP, applied in the same manner used by the Company in preparing the Financial Statements and shall be audited by the Boston, Massachusetts office of PricewaterhouseCoopers. The EBITDA Balance Sheet shall be accompanied by a profit and loss statement of the Company as well as a calculation of EBITDA of the Company (the "EBITDA CALCULATION"), in each case for the period from the Closing Date through December 31, 2001. The Seller shall notify the Buyer in writing within 30 days following delivery of the EBITDA Balance Sheet and the EBITDA Calculation if the Seller disputes any item therein (the "EBITDA ADJUSTMENT NOTICE"), and if the EBITDA Adjustment Notice is not delivered within such time period, the Seller shall be deemed to have accepted the EBITDA Balance Sheet and the EBITDA Calculation and they shall be final and binding upon all the parties hereto. If the Seller timely disputes any item in the EBITDA Balance Sheet or the EBITDA Calculation, the Seller and the Buyer agree to use their best efforts to reach agreement upon any disputed items in the EBITDA Balance Sheet and the EBITDA Calculation (the "EBITDA DISPUTED ITEMS"). Any EBITDA Disputed Items remaining unresolved on the 30th day after delivery by the Seller of an EBITDA Adjustment Notice shall forthwith be submitted to the Arbitrator. The Seller and the Buyer shall promptly present their positions with respect to the EBITDA Disputed Items to the Arbitrator, together with such other materials as the Arbitrator may deem appropriate. Any determination by the Arbitrator with respect to any EBITDA Disputed Item shall be final and binding on each party. The cost of the Arbitrator shall be borne 50% by the Seller and 50% by the Buyer.

                  (b) If the EBITDA Calculation equals or exceeds $1,100,000, then on the date which is one year from the Closing Date (i) the Buyer shall pay to the Seller an aggregate amount of $1,500,000 within five Business Days after the final determination of the EBITDA Calculation and (ii) the Seller shall deliver checks (minus any applicable employee withholding Taxes withheld from the Management Payments, the "MANAGEMENT WITHHOLDING TAX AMOUNT") to each of John A. Robic, Robert Weatherwax, Kevin Krom and David Fabianski (each a "MANAGER" and collectively, the "MANAGEMENT GROUP"), and each Manager shall receive the amount set forth in the Conversion and Release Agreement, in the form attached hereto as Exhibit D, from the Manager executed and delivered to the Buyer and the Seller prior to the date the Management Payments are made (less the applicable Management Withholding Tax Amount), and the Seller shall deliver to the Buyer evidence of such payments and the amounts of such payments promptly thereafter, and the Seller shall simultaneously deliver to the appropriate Taxing Authorities the Management Withholding Tax Amount and the applicable employer share of employment Taxes due on the Management Payments, if any; provided, however, that the Buyer shall have no obligation to deliver to the Seller any portion of the Management Payment for any Manager who has not executed and delivered to the Buyer and the Seller on or prior to the date that the Management Payments are to be made the Conversion and Release Agreement and the Seller shall have no obligation to make any payment to such Manager.


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                  (c) If the EBITDA Calculation is less than $1,100,000 but
equal to or in excess of $825,000, then on the date which is one year from the Closing Date (i) the Buyer shall deliver to the Seller an aggregate amount equal to the sum of (I) $500,000 plus (II) the product of: (A) the EBITDA Calculation minus $825,000 multiplied by (B) 1.818, and the Seller shall deliver the foregoing amount (minus the Management Withholding Tax Amount) to the Management Group, and each Manager shall receive an amount equal to the product of: (A) the amount set forth in the Conversion and Release Agreement, in the form attached hereto as Exhibit D, from the Manager executed and delivered to the Buyer and the Seller prior to the date the Management Payments are made (less the applicable Management Withholding Tax Amount) multiplied by (B) a fraction, the numerator of which is the amount delivered to the Seller under this clause (i) and denominator of which is $1,000,000, and the Seller shall simultaneously deliver to the appropriate Taxing Authorities the Management Withholding Tax Amount and the applicable employer share of employment Taxes due on the Management Payments, if any; provided however, that the Buyer shall have no obligation to deliver to the Seller any portion of the Management Payment for any Manager who has not executed and delivered to the Buyer and the Seller on or prior to the date the Management Payments are made, the Conversion and Release Agreement and the Seller shall have no obligation to make any payment to such Manager and (ii) the Buyer shall pay to the Seller an aggregate amount equal to the product of: (A) the EBITDA Calculation MINUS $825,000 multiplied by (B) 1.818.

                  (d) If the EBITDA Calculation is less than $825,000 then (i) no Management Payment shall be due or paid to any member of the Management Group, and (ii) no payment shall be due or paid to the Seller as a result of or pursuant to this Section 2.9.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

            As an inducement to the Buyer to enter into this Agreement, the Seller makes the following representations and warranties to the Buyer.

            3.1 ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

            3.2 AUTHORIZATION OF TRANSACTION; NONCONTRAVENTION.

                  (a) The Seller has the requisite corporate power, authority, and the legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and upon due execution and delivery by the Buyer, will constitute the legal,


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valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Except for such notices, consents, authorizations or approvals which would not have a Material Adverse Effect, the Seller need not give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order to consummate the transactions contemplated by this Agreement.

                  (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law, Order or other restriction of any Governmental or Regulatory Authority to which the Seller may be subject or any provision of the Seller's articles of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any Contract to which the Seller is a party, by which the Seller is bound or to which any of the Seller's assets is subject, except for such breaches, defaults, acceleration, or right to terminate, modify or cancel any Contract which would not have a Material Adverse Effect.

            3.3 BROKERS' FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

            3.4 THE STOCK. The Seller owns, beneficially and of record, the Stock, free and clear of all Liens, subscriptions, options, warrants, calls, proxies, rights, commitments or similar restrictions. No shares of capital stock of the Company are issued and outstanding except for the Stock. The Stock has been duly authorized and is validly issued, fully paid and nonassessable. Except as set forth in SECTION 3.4 OF THE DISCLOSURE SCHEDULE, the Seller is not a party to (a) any option, warrant, purchase right or other Contract or commitment that could require the Seller to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement), or (b) any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company including, without limitation, the election of directors of the Company. Upon delivery to the Buyer of certificates representing the Stock pursuant to the provisions of this Agreement, good and valid title to such Stock will pass to the Buyer.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                             RELATING TO THE COMPANY

            As an inducement to the Buyer to enter into this Agreement, the Company and the Seller, jointly and severally, make the following representations and warranties to the Buyer. Except for the representations and warranties of the Seller and the Company specifically contained herein: (A) neither the Seller nor the Company makes any representation or warranty of any kind whatsoever, express or implied, and (B) neither the Seller nor the Company makes any representation or warranty with respect to any


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

information, documents or material made available to the Buyer in certain "data rooms," in connection with any management presentations (including, without limitation, the provision of any business or financial estimates and projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates and projections and forecasts)).

            4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company is duly authorized to conduct its business as presently conducted and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so authorized and qualified would not have a Material Adverse Effect. The Company has the requisite corporate power and authority to conduct its business as presently conducted and to own and use the properties presently owned and used by it.

            4.2 AUTHORIZATION OF TRANSACTION; NONCONTRAVENTION.

                  (a) The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, upon the due execution and delivery by the Buyer, will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. Except for such notices, consents, authorizations or approvals, the failure of which to make or obtain would not have a Material Adverse Effect, the Company is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order for the parties to consummate the transactions contemplated by this Agreement.

                  (b) Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) will violate any Law, Order or other restriction of any Governmental or Regulatory Authority to which the Company may be subject or any provision of the Company's articles of incorporation or bylaws, except in the case of any Law, Order or other restriction of any Governmental or Regulatory Authority, for violations which would not have a Material Adverse Effect, (ii) will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under, any Contract or Permit to which the Company is a party or by which it is bound or to which any of its assets is subject, except for such breaches, defaults, acceleration or rights to terminate, modify or cancel any Contract which would not have a Material Adverse Effect, (iii) will result in the creation or any imposition of any Lien upon or give to any Person any interest or right (including any right of termination or cancellation) in or with respect to any of the property, assets, business, Contracts or Permits of the Company, except for such Liens, interests or rights that would not have a Material Adverse Effect or (iv) is prohibited by or requires the Company to obtain or make any consent, authorization, approval or registration with or from any

Person, except for such consents, authorizations, approvals or registrations as would not have a Material Adverse Effect.

            4.3 CAPITALIZATION. The Company has authorized capital stock consisting of 2,500,000 shares of common stock, $0.01 par value per share, of which 810,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and are owned of record by the Seller. Except as set forth in SECTION 4.3 OF THE DISCLOSURE SCHEDULE, there are no (a) authorized or outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other Contracts or commitments that could require the Company to issue, sell, redeem, purchase or otherwise acquire any of its capital stock, (b) authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, or (c) voting trusts, proxies, stockholder agreements or other agreements with respect to the voting of the capital stock of the Company.

            4.4 BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

            4.5 TITLE TO ASSETS. The Company has good and valid title to, or a valid leasehold interest in, the properties and assets used by it in the conduct of its business, free and clear of all Liens, except Permitted Liens. The machinery, equipment and other tangible assets that the Company owns and leases have been reasonably maintained and are in good operating condition and repair (subject to normal wear and tear).

            4.6 SUBSIDIARIES. The Company has no Subsidiaries and holds no equity or debt investment in any Person.

            4.7 FINANCIAL STATEMENTS. Prior to the date of the Agreement, the Company has delivered to the Buyer copies of the audited balance sheet as of September 30, 2000, and an unaudited balance sheet of the Company for its fiscal year ended December 31, 2000 (collectively, the "2000 FINANCIAL STATEMENTS"), and an unaudited interim balance sheet for the period ended May 31, 2001(the "INTERIM FINANCIAL STATEMENTS" and together with the 2000 Financial Statements, the "FINANCIAL STATEMENTS") together with related statements of operations and retained earnings and statements of cash flows for the periods then ended and all supporting notes, schedules and reports thereon of the Company's accountants. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto, if any) and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, except where the Financial Statements were or are subject to normal year-end adjustments.

            4.8 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth in SECTION 4.8 OF THE DISCLOSURE SCHEDULE or in the Financial Statements and other than the Butler Property Divestiture and the Government Business Divestiture, since September 30, 2000, there has not been any material adverse change in the Company's business, financial condition, operations or results of operations, taken as a whole. Without limiting the generality of the foregoing, since such date and except as set forth in SECTION 4.8 OF THE DISCLOSURE SCHEDULE and other than matters relating to the Butler Property Divestiture and the Government Business Divestiture:

                  (a) the Company has not sold, leased, transferred or assigned any assets, tangible or intangible (excluding services), in each case with a value in excess of $25,000;

                  (b) the Company has not entered into any material Contract or Permit;

                  (c) the Company has not received notice and to the Knowledge of the Seller, no party (including the Company) has accelerated, terminated, made material modifications to or canceled any material Contract or Permit to which the Company is a party or by which it is bound;

                  (d) the Company has not imposed any Lien or allowed any Lien to be imposed upon any of its assets, tangible or intangible, except for Permitted Liens;

                  (e) the Company has not made any capital expenditure in excess of $25,000;

                  (f) the Company has not made any capital investment in or loan to any other Person in excess of $10,000;

                  (g) the Company has not created, incurred, assumed or guaranteed more than $20,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                  (h) the Company has not granted any license, sublicense or other rights to use or register any Intellectual Property;

                  (i) the Company has not experienced any material damage, destruction or loss (whether or not covered by insurance) to its property, except for such damage, destruction or loss which would not have a Material Adverse Effect;

                  (j) the Company has not made a loan to, nor entered into any other transaction with, the Seller or any of the Company's Affiliates, directors, officers or employees, other than transactions with such parties in their capacity as such, consistent with past practice of the Company;

                  (k) the Company has not entered into any employment Contract that is not terminable by the Company at will with no cost or expense to the

Company or collective bargaining agreement, whether written or oral, or modified the terms of any existing such Contract or agreement;

                  (l) except for payments referred to in Section 2.7(k) and
Section 2.9(b), the Company has not granted any increase in excess of 10% in the base compensation of any of its directors, officers or employees other than in the ordinary course of business consistent with past practice;

                  (m) except as set forth in Section 2.8, the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Benefit Plan), other than in the ordinary course of business consistent with past practice;

                  (n) the Company has not made any other material change in employment terms for any of its directors, officers or employees, other than in the ordinary course of business consistent with past practice;

                  (o) the Company has not made any change in any method of accounting or accounting practices or policies with respect to its condition, operations, business, properties, assets or liabilities; and

                  (p) the Company has not agreed to do any of the foregoing.

            4.9 UNDISCLOSED LIABILITIES. Except as set forth in SECTION 4.9 OF THE DISCLOSURE SCHEDULE or as set forth in the Financial Statements for the period ended September 30, 2000, the Company has no material claims, obligations, liabilities or indebtedness, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, including any liability for Taxes, other than liabilities and obligations incurred in the regular course of business consistent with past practice after September 30, 2000, except for such claims, obligations, liabilities or indebtedness that would not have a Material Adverse Effect.

            4.10 COMPLIANCE WITH LAWS. The Company has at all times complied and is in compliance with all Laws applicable to the Company and its assets, properties, operations and business, except for any failures so to comply that would not have a Material Adverse Effect.

            4.11 TAXES.

                  (a) All Returns required to have been filed on or before the Closing Date by or with respect to the Company or any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member (a "RELEVANT GROUP") with any Taxing Authority have been duly and timely filed and each such Return presents fairly the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes owed by the Company or any member of a Relevant Group (whether or not shown on any Return) have been paid. All monies required to be withheld by the Company from employees, independent contractors, creditors, customers or other third parties for Taxes have been collected or withheld, and either duly and timely paid to the appropriate Taxing Authorities or (if not yet due for payment) set aside in accounts for such purposes. The liability provision for deferred income Taxes (as opposed to any reserve for deferred Taxes) made on the Financial Statement for the year ended September 30, 2000 is sufficient for the payment of all accrued and unpaid Taxes not yet due and payable as of such date and, adjusted for the passage of time and transactions in the ordinary course of business consistent with past practice, will be sufficient for the payment of all accrued and unpaid Taxes not yet due and payable as of the date hereof.

                  (b) No Taxing Authority is now asserting or threatening to assert against the Company any deficiency or claim for Taxes, and, to the Knowledge of the Seller, there is no reasonable basis for any such assertion. There are no Liens for Taxes upon the assets of the Company other than statutory Liens for Taxes not yet due and payable. SECTION 4.11(b) OF THE DISCLOSURE SCHEDULE lists all income Returns filed by the Company for all taxable periods ending on or after December 31, 1997, lists all Returns of any kind that have been audited, if any, and indicates those Returns that currently are the subject of audit. The Company has delivered to the Buyer complete and correct copies of all income Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since December 31, 1997. No claim or inquiry has ever been made in writing by any jurisdiction in which the Company does not file Returns that it is or may be subject to taxation by that jurisdiction. The Company is not a party to any agreement extending, or having the effect of extending, the time within which to file any Return or the period of assessment or collection of any Taxes.

                  (c) The Company (i) is not a party to or bound by any obligations under any Tax sharing, Tax indemnity or similar Contract, (ii) has not made or is subject to any election under section 341(f) of the Code, (iii) has not agreed to or is required to make, or reasonably expects that it might have to make, any adjustment under section 481 of the Code (or any comparable provision of Law) by reason of a change in accounting method or otherwise, (iv) has not entered into any Contract that could result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code, (v) is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes, (vi) since 1990, has not been a member of any affiliated, consolidated, combined, unitary or similar group for any Tax purpose (other than the consolidated group of which Azimuth Technologies, Inc. is, and Analysis & Technology, Inc. was, the common parent) and (vii) has no liability for Taxes of any Person other than the Company as a transferee or successor, by Contract or otherwise, except by reason of being a member of the consolidated group referred to in the preceding clause.

            4.12 REAL PROPERTY.

                  (a) The Company does not own any real property, and no real property is used by the Company, other than the Leased Real Property. SECTION 4.12(a) OF THE DISCLOSURE SCHEDULE contains a true, correct and complete list of all leases and subleases (including, without limitation, all modifications, extensions or amendments thereto) under which the Company is tenant or subtenant (as so modified, extended or amended, the "REAL PROPERTY LEASES"), including the premises demised thereunder (the "LEASED REAL PROPERTY"), the commencement date and expiration date of such Real Property Lease. The Real Property Leases are subject to no Liens (including, without limitation, leases, occupancy agreements, possessory rights, options and rights of first refusal) except for Permitted Liens.

                  (b) True and correct copies of the Real Property Leases have been made available to the Buyer by the Seller. Subject to the terms of the respective Real Property Leases and the Permitted Liens the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment to each parcel of Leased Real Property for the full term of the respective Real Property Lease. The Real Property Leases are in full force and effect and are enforceable in accordance with their respective terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors' rights generally. Since September 30, 2000, the Company has not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Real Property Lease. Except as set forth on SECTION 4.12(b) OF THE DISCLOSURE SCHEDULE, no portion of any Leased Real Property is subject to any sublease. The Company is in possession of the Leased Real Property. There are no material defaults by the Seller or, to the Knowledge of the Seller, any other party under any Real Property Lease, and no event has occurred or failed to occur which, with the giving of notice or with the passage of time, would constitute a default under any Real Property Lease. There are no disputes under any Real Property Lease. No penalties are accrued and unpaid under any Real Property Lease. No landlord or tenant under any Real Property Lease has exercised any option or right to (i) cancel or terminate such Real Property Lease or shorten the term thereof, (ii) lease additional premises,
(iii) reduce or relocate the premises demised by such Real Property Lease or
(iv) purchase any property. The Company does not owe or will not owe any brokerage commissions or finders fees with respect to any Real Property Lease or any renewal or extension thereof or the exercise of any right or option thereunder.

                  (c) The Company is not in default under, and has not breached any of the terms of, any of the Permitted Liens, except for such defaults or breaches which would not have a Material Adverse Effect.

                  (d) All facilities leased or subleased have been operated and maintained in all material respects in accordance with applicable Laws, except where the failure to be so operated or maintained would not have a Material Adverse Effect.

                  (e) Prior to the Closing, the Company has transferred, conveyed and assigned the Butler Property to the Seller (or a Subsidiary of the Seller), and as of the date of this Agreement, the Seller (or such Subsidiary) is the owner of such property.

                  (f) SECTION 4.12(f) OF THE DISCLOSURE SCHEDULE contains a true, correct and complete list of all Liens securing interests, pledges, deeds of trust, mortgages encumbering the Butler Property (the "MORTGAGES"). Prior to any transfer of the Butler Property, the Seller shall obtain all consents required in connection with such transfers (including, without limitation, the consent of any lender under the Mortgages).

            4.13 INTELLECTUAL PROPERTY.

                  (a) SECTION 4.13(a)(i) OF THE DISCLOSURE SCHEDULE sets forth a true and complete list of all (x) issued patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations, material software, copyright registrations and applications owned by the Company. The Company has sufficient rights to the Intellectual Property adequate and sufficient to permit the Company to conduct its business as presently being conducted. No other material Intellectual Property is used or necessary for the proper operation of the business of the Company. Except as set forth on SECTION 4.13(a)(ii) OF THE DISCLOSURE SCHEDULE or as would not otherwise have a Material Adverse Effect, the Company owns all right to use, sell and/or license all the Intellectual Property owned by the Company free and clear of all Liens (other than Permitted Liens). All patents, trademark or service mark registrations, Internet domain name registrations and copyright registrations and applications for each of the foregoing required to be set forth on SECTION 4.13(a)(i) OF THE DISCLOSURE SCHEDULE have been properly maintained and, if applicable, renewed in accordance with the Laws of the relevant jurisdictions. Except as set forth in SECTION 4.13(A)(III) OF THE DISCLOSURE SCHEDULE, no material claim has been asserted or threatened by any third party against the Company that the Intellectual Property violates the rights of a third party or that challenges the protection or enforcement of any right or interest of the Company in and to the Intellectual Property.

                  (b) Except for off-the-shelf software licenses to which the Company is a party SECTION 4.13(b) OF THE DISCLOSURE SCHEDULE, sets forth all material Intellectual Property licensed by the Company and (i) the Company owns or possesses written and transferable licenses or other rights to use all such Intellectual Property and (ii) assuming the Company complies with the terms of such licenses and operates and conducts its business consistent with past practice, the transactions contemplated by this Agreement will not have a Material Adverse Effect on the rights of the Company to such Intellectual Property. The Company is in compliance with the terms of all material Intellectual Property and is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such license.

                  (c) Except for off-the-shelf software licenses to which the Company is a party and except as set forth on SECTION 4.13(c) OF THE DISCLOSURE SCHEDULE, to the Knowledge of the Seller, the right, title and interest of the Company in and to the material Intellectual Property are freely assignable and not subject to any Liens (other than Permitted Liens), licenses or other interests of any other Person (in whole or in part), including any right to royalties or other compensation in connection therewith, and are adequate and sufficient to permit the Company to conduct its business as presently being conducted.

                  (d) Except as disclosed on SECTION 4.13(d) OF THE DISCLOSURE SCHEDULE, (i) to the Knowledge of the Seller, no Person has infringed, violated, conflicted or interfered with or is infringing, violating, conflicting with or interfering with, or is engaged in any activity which would constitute an infringement, violation, conflict or misappropriation of, any of the rights or interest of the Company in and to any of the Intellectual Property, (ii) the rendering by the Company of their services and use of the Intellectual Property does not infringe, violate, conflict with or interfere with the copyright, trademark, service mark, trade secret, trade name or other intellectual property or proprietary right of any third party, or to the Knowledge of the Seller, the patent of any third party and (iii) except as disclosed on SECTION 4.13(d) OF THE DISCLOSURE SCHEDULE, the Company has not received any notice or any threat of claim that the Intellectual Property infringes, violates, misappropriates, conflicts with or interferes with any intellectual property or proprietary right of any other Person.

                  (e) The Company has taken reasonable security measures to protect and preserve the secrecy, confidentiality and value of its trade secrets and proprietary information.

            4.14 CONTRACTS. SECTION 4.14 OF THE DISCLOSURE SCHEDULE lists the following Contracts to which the Company is a party:

                  (a) any Contract for the lease of personal property to or from any Person;

                  (b) any Contract for (i) the purchase or sale of supplies, products or other personal property, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000 or
(ii) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

                  (c) any Contract under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

                  (d) any Contract concerning noncompetition;

                  (e) any Contract with the Seller or any Affiliate of the Seller (other than the Company);

                  (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material Contract, plan or arrangement for the benefit of its current or former directors, officers or employees;

                  (g) any Contract concerning collective bargaining;

                  (h) except for standard employee confidentiality agreements entered into the ordinary course of business, any Contract for the employment of any individual on a full-time, part-time, consulting or other basis or providing severance benefits;

                  (i) any Contract under which the Company has advanced or loaned any amount to any of its directors, officers or employees;

                  (j) any Contract with any Governmental or Regulatory Authority other than Contracts transferred as part of the Government Business Divestiture; and

                  (k) any other Contract not made in the ordinary course of business consistent with past practice.

The Seller has caused the Company to make available to the Buyer a correct and complete copy of each written Contract required to be listed on SECTION 4.14 OF THE DISCLOSURE SCHEDULE and a written summary setting forth the material terms and conditions of each oral Contract, if any, required to be listed on SECTION
4.14 OF THE DISCLOSURE SCHEDULE. With respect to each Contract required to be listed on SECTION 4.14 OF THE DISCLOSURE SCHEDULE: (x) the Contract is valid and binding, in full force and effect and enforceable against the Company and, to the Knowledge of the Seller, each other party thereto in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to creditors' rights generally, (y) the Company is not, and, to the Knowledge of the Seller, no other party is in breach or default under, the Contract, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under the Contract, except for such breaches or events which would not have a Material Adverse Effect and (z) no party has repudiated any provision of the Contract except for such repudiation which would not have a Material Adverse Effect.

            4.15 NOTES AND ACCOUNTS RECEIVABLE. Except as set forth in SECTION 4.15(i) OF THE DISCLOSURE SCHEDULE or in the Company Aging Report set forth in
SECTION 4.15(ii) OF THE DISCLOSURE SCHEDULE, all notes and accounts receivable of the Company (a) are reflected properly on its books and records and (b) are valid receivables subject to no setoffs or counterclaims. The Company Aging Report as set forth on SECTION 4.15(ii) OF THE DISCLOSURE SCHEDULE is accurate and presents fairly the notes and accounts receivables of the Company.

            4.16 INSURANCE. SECTION 4.16 OF THE DISCLOSURE SCHEDULE sets forth the following information with respect to each insurance policy in force as of the date hereof (including policies providing property, casualty, liability, advertising injury or other Intellectual Property insurance and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured or otherwise the beneficiary of coverage:

                        (i) the name, address and telephone number of the agent;

                        (ii) the name of the insurer, the policyholder and the
            name of each covered insured;

                        (iii) the policy number and the period of coverage;

                        (iv) the scope of coverage; and

                        (v) a description of any retroactive premium adjustments
            or other loss-sharing arrangements, except for such adjustments or arrangements which are set forth in such policies or which would not have a Material Adverse Effect.

                  With respect to each such insurance policy: (x) the policy is legal, valid, binding, enforceable (except as limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to creditors' rights generally) and in full force and effect against the Company and to the Knowledge of the Seller, each other party thereto in accordance with its terms, (y) neither the Company nor, to the Knowledge of the Seller, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under the policy, (z) no party to the policy has repudiated any material provision thereof. SECTION 4.16 OF THE DISCLOSURE SCHEDULE lists any material self-insurance arrangements affecting the Company.

            4.17 LITIGATION. SECTION 4.17 OF THE DISCLOSURE SCHEDULE sets forth each instance, except those which would not have a Material Adverse Effect, in which the Company (a) is subject to any outstanding Order or (b) is a party to any action, suit, proceeding, hearing or, to the Knowledge of the Seller, investigation of, in or before any Governmental or Regulatory Authority or before any arbitrator or (c) to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any Governmental or Regulatory Authority or before any arbitrator. To the Knowledge of the Seller, there are no facts or circumstances that could reasonably be expected to give rise to any litigation.

            4.18 PRODUCT AND SERVICE WARRANTY. The Seller has caused the Company to make available to the Buyer copies of the standard terms and conditions with respect to the sale, license and distribution of such products and services (containing applicable guaranty, warranty and indemnity provisions). The Seller has caused the Company to make available to the Buyer copies of the standard terms and conditions with respect to the sale, license and distribution of such products and services.

            4.19 EMPLOYEES. SECTION 4.19(i) OF THE DISCLOSURE SCHEDULE sets forth the names of all employees who are employed by the Company together with each such individual's position or function, annual base salary or wages or other compensation and any incentives or bonus arrangement with respect to each such individual. To the Knowledge of the Seller, no executive, key employee or significant group of employees plans to terminate employment with the Company during the next twelve months. The

Company is not a party to or bound by (a) any collective bargaining agreement nor has it experienced any strike or material grievance, claim of unfair labor practices or other collective bargaining dispute within the past four years, (b) any employment Contract with any employee that is not terminable by the Company at will with no cost or expense to the Company, or (c) except as set forth on
SECTION 4.19(ii) OF THE DISCLOSURE SCHEDULE, any Contract pursuant to which severance payments may be payable to any employee. The Company has not committed any unfair labor practice. To the Knowledge of the Seller, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. All Persons who render services to the Company as independent contractors or in any other non-employee classification have been properly classified as such, and such Persons satisfy and have at all times satisfied the requirements of applicable Law to be so classified.

            4.20 EMPLOYEE BENEFITS PLANS AND ARRANGEMENTS. All Benefit Plans are listed on SECTION 4.20 OF THE DISCLOSURE SCHEDULE and copies of all material documentation relating to Benefit Plans have been delivered or made available to the Buyer (including, if applicable, copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns and IRS determination letters).

                  (a) Except to the extent that any failure to comply, qualify and/or be tax-exempt could not result in any material liability to the Company or any of its Affiliates, each Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with its terms and with the requirements of all applicable Laws, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code.

                  (b) No Benefit Plan is a "defined benefit plan" within the meaning of section 414(j) of the Code.

                  (c) No Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA.

                  (d) No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan (except as contemplated by the terms of such Benefit Plan), or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

                  (e) Neither the Company nor any ERISA Affiliate has incurred any material liability for any Tax imposed under Chapter 43 of the Code or civil liability under section 502(i) or (l) of ERISA.

                  (f) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of the transactions contemplated under this Agreement.

                  (g) No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment with the Company, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any federal or state Laws requiring continuation of benefits coverage following termination of employment.

                  (h) No suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course consistent with past practice of Plan activities) have been brought, or to the Knowledge of the Seller threatened, against or with respect to any Benefit Plan which could result in any material liability to the Company or any of its Affiliates.

                  (i) All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise reserved in accordance with GAAP, and the Company has performed all material obligations required to be performed under all Benefit Plans.

            4.21 ENVIRONMENTAL MATTERS. Except as disclosed in SECTION 4.21 OF THE DISCLOSURE SCHEDULE:

                  (a) The Company and its Affiliates have obtained and hold all Environmental Permits necessary for the proper operation of the business of the Company, except for such Environmental Permits the failure to have would not have a Material Adverse Effect; each such Environmental Permit is identified on
SECTION 4.21 OF THE DISCLOSURE SCHEDULE; and each such Environmental Permit will remain valid and effective after the Closing without any notice to or consent of any Governmental or Regulatory Authority.

                  (b) Except as would not have a Material Adverse Effect, each of the Company and its Affiliates is and has been in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits, and (ii) Environmental Laws.

                  (c) There are no past, pending, or to the Knowledge of the Seller, threatened Environmental Claims against the Company or its Affiliates, and to the Knowledge of the Seller, no facts or circumstances exist which could reasonably be expected to form the basis for any Environmental Claim against the Company or its Affiliates.

                  (d) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that are reasonably likely to give rise to an Environmental Claim against the Company or any of its Affiliates.

                  (e) Neither the Company or its Affiliates, any predecessors of the Company or its Affiliates, nor any entity previously owned by the Company or any of its Affiliates, has transported or arranged for the treatment, recycling, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which is reasonably likely to result in an Environmental Claim against the Company or its Affiliates.

                  (f) No Site is a current or, to the Knowledge of the Seller, proposed Environmental Clean-up Site.

                  (g) There are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material currently or formerly located at any Site.

                  (h) Neither the Company nor its Affiliates have, either expressly or by operation of law, assumed or undertaken, or agreed to assume or undertake, responsibility for any liability or obligation of any other Person, arising under or relating to Environmental Laws, including but not limited to, any obligation for investigation, corrective or remedial action.

                  (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Seller or the Company or their Affiliates with respect to any Site which have not been delivered to the Buyer prior to the execution of this Agreement.

            4.22 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except in their respective capacities as officers, directors, shareholders or employees of the Company and except as set forth on SECTION 4.22 OF THE DISCLOSURE SCHEDULE, neither the Seller nor any of its Affiliates has been involved in any material business arrangement or relationship with the Company within the past twelve months, and neither the Seller nor any of its Affiliates own any material asset, tangible or intangible, which is used in the business of the Company. Except as otherwise expressly disclosed in SECTION 4.22 OF THE DISCLOSURE SCHEDULE, all arrangements described on SECTION 4.22 OF THE DISCLOSURE SCHEDULE have been and are on an arm's-length basis.

            4.23 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. Except as set forth in SECTION 4.23(i) OF THE DISCLOSURE SCHEDULE, the Company holds all Permits necessary and material to the conduct of its business, and SECTION 4.23(ii) OF THE DISCLOSURE SCHEDULE lists all such Permits. Such Permits are valid, binding and in full force and effect. The Company has received no notice and, to the Knowledge of the Seller, no Governmental or Regulatory Authority intends to cancel, terminate or not renew any such Permit. The Company is in compliance in all material respects with the terms of the Permits listed on
SECTION 4.23(ii) OF THE DISCLOSURE SCHEDULE.

            4.24 SUFFICIENCY OF ASSETS. Except as set forth on SECTION 4.24 OF THE DISCLOSURE SCHEDULE, the assets and properties of the Company, taken in the aggregate, used by it in the conduct of its business are sufficient, and constitute all of the property and rights necessary, for the continuation of the business of the Company and all operations of the Company on a basis consistent with the past conduct and operation of the non-Governmental Business related business of the Company.

            4.25 DIVESTITURE OF THE GOVERNMENT BUSINESS. The Seller has, with respect to the Government Business divested by the Company, assumed all the liabilities of the Government Business, subject to Section 9.7.

            4.26 CORPORATE MATTERS. Complete and correct copies of the minute books, organizational records and stock transfer books and ledgers of the Company have been made available to the Buyer. Such minute books and organizational records correctly reflect in all material respects all actions taken by the directors and shareholders of the Company and such organizational records, stock transfer books and ledgers correctly reflect all issuances and transfers of capital stock or other ownership interests of the Company.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES BY THE BUYER

            As an inducement to the Seller and the Company to enter into this Agreement, the Buyer makes the following representations and warranties to the Seller.

            5.1 ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            5.2 AUTHORIZATION OF TRANSACTION; NONCONTRAVENTION.

                  (a) The Buyer has the requisite corporate power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and upon due execution and delivery by the Seller, will constitute the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms. The Buyer need not give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order to consummate the transactions contemplated by this Agreement.

                  (b) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law, Order or other restriction of any Governmental or Regulatory Authority to which the Buyer may be subject or any provision of its certificate of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under, any Contract or Permit to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

            5.3 BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

            5.4 ACCESS TO FUNDS. The Buyer shall have or have access to sufficient funds to pay the Purchase Price.

            5.5 SECURITIES ACT OF 1933. The Buyer is acquiring the Stock solely for its own account and for the purpose of investment only and not with a view to any distribution thereof. The Buyer acknowledges that the Stock is not registered under the Securities Act of 1933, as amended, and that such Stock may not be transferred or sold except pursuant to the registration provisions of such act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities Laws.

                                   ARTICLE VI
                          SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

            Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Seller, on the one hand, and the Buyer, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. All representations, warranties, covenants, indemnities and agreements contained in Section 4.11 and Article VIII relating to Tax matters, in Section 4.20 relating to Benefit Plans, and in any certificate, instrument or document furnished in connection with Section 8.7(d), are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and shall survive the Closing until sixty (60) calendar days after the date of expiration of the applicable statutes of limitations pertaining thereto. With respect to all other matters, the representations, warranties, covenants, indemnities and agreements contained herein and in any certificate, instrument or document furnished in connection herewith are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and shall survive the Closing (w) in the case of any covenant and agreement that is to be performed in whole or in part subsequent to the Closing Date and that by its terms terminates on a specified date subsequent to the Closing Date, until the first anniversary of the date on which such obligation expires, (x) in the case of the representations and warranties contained in Section 4.21 relating to environmental matters, until five years after the Closing Date, (y) in the case of the representations and warranties set forth in Sections 3.1, 3.3, 4.2, 4.3, 4.6, 4.12(e), 4.25 and 5.2,
and the indemnity obligations set forth in Sections 7.1(a)(iii), 7.1(a)(iv), 7.1(a)(v), 7.1(a)(vi), 7.1(a)(vii), 7.1(a)(viii), 7.1(a)(ix), 7.1(a)(x) and
7.1(a)(xi), indefinitely and (z) in the case of all of the other representations, warranties, covenants, indemnities and agreements contained in this Agreement, until eighteen months after the Closing Date. Notwithstanding the foregoing, any representation, warranty, covenant, indemnity or agreement that would otherwise terminate in accordance with the immediately preceding two sentences will continue to survive if a Claim Notice or

Indemnity Notice (as applicable) shall have been timely given under Article VII, or a notification pursuant to Section 8.3(a) shall have been timely given, on or prior to such termination date (but such survival shall be only as to the claim which is the subject of such Claim Notice, Indemnity Notice or notification under Section 8.3(a) (as applicable)), until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VII or Article VIII (as applicable).

                                   ARTICLE VII
                                 INDEMNIFICATION

            7.1 INDEMNIFICATION OBLIGATIONS.

                  (a) The Seller shall indemnify (subject to the limitations set forth in Section 7.3) the Buyer and the Company in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of representation and warranty on the part of the Company or the Seller contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the Company, the Seller, Azimuth or Anteon International contained in this Agreement, (iii) the complaint (the "MEINIG COMPLAINT") filed by Tina Meinig in the Superior Court of California, Marin County on April 4, 2001, arising out of the acquisition by the Company of the assets of Interactive Media Solutions, Inc., (iv) any claims, obligations or liabilities relating to the Government Business (whether or not arising out of or relating to facts or matters arising before or after the Closing), (v) any claims, obligations or liabilities relating to the Butler Property Divestiture or to the Butler Property (whether or not arising out of or relating to facts or matters arising before or after the Closing), other than obligations or liabilities of the Company under the Butler Lease, (vi) any claims or suits made by Joseph Marino against the Buyer, the Company or any of their Affiliates in connection with his past ownership of shares of common stock of the Company including, without limitation, any claims or suits pursuant to the exercise of his appraisal rights against the Company in connection with such past ownership of shares in the Company and any other claims or suits a minority shareholder of a corporation may have under the Delaware General Corporation Law, (vii) any claims against, obligations or liabilities of the Company in connection with XML Solutions Corporation, (viii) any claims against, obligations or liabilities of the Company in connection with the grant received by Analysis & Technology, Inc. from the Department of Economic and Community Development of the State of Connecticut, (ix) the complaint filed by Gavin L. Robinson in the U.S. District Court, Eastern District of Virginia, Alexandria Division (the "ROBINSON COMPLAINT"), (x) any claims, obligations or liabilities relating to Up, Inc. that would result in any representation and warranty contained in Article IV or
Article VIII to be untrue, including, but not limited to, the former ownership of the stock of Up, Inc. by the Company, the sale or divestiture of Up, Inc. to the Seller or one of its Affiliates (other than the Company) or any of the assets and liabilities of Up, Inc. and (xi) any obligations relating to the mortgages described on SECTION 4.12(f) OF THE DISCLOSURE SCHEDULE.

                  (b) The Buyer shall indemnify the Seller in respect of, and hold the Seller harmless from and against, any and all Losses suffered, incurred or sustained by the Seller or to which the Seller becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Buyer contained in this Agreement.

            7.2 METHOD OF ASSERTING CLAIMS. Claims for indemnification by any Indemnified Party under Section 7.1 must be made within the survival periods set forth in Article VI and will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 7.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Seller, the Buyer, the Company or any Affiliate of the Seller, the Buyer or the Company (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party is prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party accepts or disputes its liability to the Indemnified Party under Section 7.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                              (i) If the Indemnifying Party notifies the
            Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 7.2, then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be reasonably prosecuted or defended by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in its sole discretion in the case of any settlement that provides for any relief other than the payment of monetary damages with respect to which the Indemnified Party will be obligated or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 7.1). Subject to the foregoing, the Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the cost and expense of the Indemnifying Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 7.2(a)(i) after giving reasonable notice to the Indemnifying Party, file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and PROVIDED, FURTHER, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.2 and, except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under
            Section 7.1 with respect to such Third Party Claim.

                              (ii) If the Indemnifying Party fails to notify the
            Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim, or if the Indemnifying Party gives such notice but any time thereafter fails to reasonably prosecute or defend or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all reasonably appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the reasonable discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 7.2, if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 7.2 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.2, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                              (iii) If the Indemnifying Party notifies the
            Indemnified Party that it accepts its indemnification liability to the Indemnified Party with respect to the Third Party Claim under
            Section 7.1 or fails to notify the

            Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss identified in the Claim Notice, as finally determined, will be conclusively deemed a liability of the Indemnifying Party under Section 7.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party timely disputes its liability with respect to such Third Party Claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

                  (b) In the event any Indemnified Party should have a claim under Section 7.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure or delay by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party is prejudiced by such failure or delay. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss indemnified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 7.1 to the extent that the costs incurred by the Indemnified Party in connection with such claims are commercially reasonable and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

            7.3 FURTHER ITEMS RELATING TO INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Article VII shall be subject to the following terms.

                  (a) The aggregate liability of the Seller on the one hand, and the Buyer on the other hand, for all claims for indemnification under this
Article VII shall not exceed $5,000,000; PROVIDED, HOWEVER, that the foregoing limitation shall not apply to: (i) claims relating to the Buyer's obligation to deliver the Purchase Price pursuant to Article II; (ii) any Losses resulting from, arising out of or relating to any misrepresentation or breach of representation and warranty on the part of the Company or the Seller contained in Sections 4.11, 4.12(e) and 4.21; (iii) the indemnification obligations of the Seller under Sections 7.1(a)(iv), 7.1(a)(v), 7.1(a)(vi), 7.1(a)(x) and 7.1(a)(xi) and (iv) any Losses resulting from, arising out of or relating to any breach of the covenants of the Seller, Azimuth and Anteon International contained in Section 9.2 and Section 9.3.

                  (b) The Buyer shall not be entitled to receive any indemnification payments pursuant to this Article VII with respect to Losses incurred by the Buyer based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty on the part of the Seller or the Company, except those based upon, arising out of or otherwise in respect of Sections 4.11, 4.12(e), 4.21, 7.1(a)(iii), 7.1(a)(iv), 7.1(a)(v),
7.1(a)(vi), 7.1(a)(vii), 7.1(a)(viii), 7.1(a)(ix), 7.1(a)(x) and 7.1(a)(xi) (the
"BASKET EXCLUSIONS"), until the aggregate indemnification payments, exclusive of the Basket Exclusions, equal $300,000 (the "BASKET AMOUNT") (it being understood and agreed that the Seller shall be liable for all Losses of the Buyer (subject to Section 7.3(a)) if this threshold is met).

                  (c) The Seller shall not be entitled to receive any indemnification payments pursuant to this Article VII with respect to Losses incurred by the Seller based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty on the part of the Buyer until the aggregate indemnification payments equal $300,000 (it being understood and agreed that the Buyer shall be liable for all Losses of the Seller (subject to Section 7.3(a)) if this threshold is met).

                  (d) For purposes of computing any Loss under this Article VII with respect to any representation, warranty, covenant or agreement that is qualified as to materiality or Material Adverse Effect, the amount of the Loss shall be the entire Loss arising by reason of the breach of such representation, warranty, covenant or agreement and not merely the amount of such Loss in excess of an amount that constitutes a material Loss or in excess of an amount that constitutes a Material Adverse Effect.

                  (e) Any indemnity payment made under this Agreement shall be treated by the parties hereto as a purchase price adjustment and the parties agree to report such payments consistent therewith.

            7.4 RIGHT OF SET-OFF. The Buyer shall have the right to offset any damages suffered by the Buyer against the amount of the EBITDA Payment to the full extent that the Buyer would be entitled to indemnification under this Agreement.

            7.5 COMPUTATION OF LOSSES SUBJECT TO INDEMNIFICATION. The amount of any Loss for which indemnification is provided under this Article VII or otherwise in this Agreement shall be computed net of any third party insurance proceeds actually received by the Indemnified Party pursuant to an insurance policy with respect to such Loss, net of the direct increased cost of obtaining insurance as a consequence of such Loss.

            7.6 INDEMNIFICATION AS SOLE REMEDY AND WAIVER. From and after the Closing, except with respect to claims (i) based on actual fraud or (ii) for specific performance, the indemnities provided herein shall be the sole and exclusive remedy of the parties hereto with respect to any and all claims for Losses sustained, incurred or suffered directly or indirectly relating to or arising out of this Agreement and the transactions contemplated hereby. Except for Losses for which an Indemnified Party is expressly required to indemnify an Indemnified Party under this Agreement, the Buyer and the Seller, on their own behalf, and or on behalf of their successors and assigns, waive any and all rights, legal or equitable, to pursue any other remedies, including, without limitation, all rights under CERCLA and any comparable state law.

            7.7 INDEMNIFICATION PAYMENTS. Any indemnification payments pursuant to this Article VII shall be reduced by (or the Indemnified Party shall pay to the Indemnifying Party) (i) any federal income tax benefit ("TAX BENEFIT") which the Indemnified Party reasonably determines is directly attributable to the indemnification payment or the expenditure to which the indemnification relates and that is actually realized in the same Tax period in which the indemnification payment is paid or accrued promptly after realizing such offsetting Tax Benefit in cash and (ii) any amounts actually recovered by the Indemnified Party for the damages for which such indemnification payment is made, under any warranty or indemnity from any third party existing at the Closing Date.

                                  ARTICLE VIII
                                   TAX MATTERS

            8.1 TAX INDEMNITIES.

                  (a) From and after the Closing Date, the Seller shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless the Buyer, the Company and their Affiliates against and reimburse the Buyer, the Company and their Affiliates for all Taxes (i) arising directly or indirectly from a breach of a representation or warranty set forth in Section 4.11, (ii) imposed on the Seller or any member of an affiliated group with which the Seller files a consolidated or combined income Tax Return (other than the Company) with respect to any taxable period that ends on or before the Closing Date or portion thereof that includes the Closing Date (a "PRE-CLOSING PERIOD"),
(iii) imposed on the Company with respect to any Pre-Closing Period, (iv) imposed on or payable by the Company under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law) by reason of the Company being included in any consolidated, affiliated, combined or unitary group at any time on or before the Closing Date or (v) relating to the Government Business Divestiture, in excess of the amount specifically reserved for such Taxes in the Financial Statement for the period ended September 30, 2000.

                  (b) From and after the Closing Date, the Buyer and the Company shall be responsible for, shall pay or cause to be paid, and shall jointly and severally, indemnify, defend and hold harmless the Seller and their Affiliates against and reimburse the Seller and their Affiliates for all Taxes imposed on or with respect to the Company that are not subject to indemnification pursuant to paragraph (a) of this Section 8.1.

                  (c) Payment by the indemnitor of any amount due under this
Section 8.1 shall be made within 10 days following written notice by the indemnitee that payment of such amounts to the appropriate Taxing Authority is due by the indemnitee;

provided that the indemnitor shall not be required to make any payment earlier than two Business Days before it is due to the appropriate Taxing Authority. If the Seller receives an assessment or other notice of Tax due with respect to the Company for any Pre-Closing Period for which the Seller is not responsible, in whole or in part, pursuant to paragraph (a) of this Section 8.1, because all or a part of such Tax does not exceed the amount reserved for Taxes in the Financial Statement for the period ended September 30, 2000, and the Seller or any of its Affiliates pay such Tax, then the Buyer or the Company shall pay to the Seller, in accordance with the first sentence of this Section 8.1(c), the amount of such Tax for which the Seller is not responsible. In the case of a Tax that is contested in accordance with the provisions of Section 8.3, payment of the Tax to the appropriate Taxing Authority will not be considered to be due earlier than the date a final determination to such effect is made by such Taxing Authority or a court.

                  (d) For purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date. Any credit shall be prorated based upon the fraction employed in clause (i) of the next preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this
Section 8.1(d) shall be computed by reference to the level of such items on the Closing Date.

            8.2 REFUNDS AND TAX BENEFITS.

                  (a) Any refund of Taxes (including any interest thereon) that relates to the Company and that is attributable to any taxable period or portion thereof that begins after the Closing Date (a "POST-CLOSING PERIOD") shall be the property of the Company and shall be retained by the Company (or promptly paid by the Seller to the Company if any such refund (or interest thereon) is received by the Seller or any of its Affiliates). Without limiting the generality of the preceding sentence, any such refund or other benefit realized by the Company in a Post-Closing Period that results from the carry forward of any Tax attribute from a Pre-Closing Period shall be the property of the Company and shall be retained by the Company.

                  (b) The Seller shall be entitled to any refund or credit (including the after-Tax amount of any interest paid or credited with respect thereto), and the Buyer shall promptly pay to the Seller any refund or credit (including the after-Tax amount of any interest paid or credited with respect thereto) received by the Buyer or the Company (i) relating to Pre-Closing Periods or (ii) attributable to an amount for which the Seller is responsible under Section 8.1(a). At the Seller's request, the Buyer shall certify as to the amount of any refund or credit received by the Buyer or the Company as to any year, and provide such information as the Seller may reasonably request regarding such certification.

                  (c) If, as a result of any adjustment that occurs after the Closing Date, pursuant to an audit or examination by a Taxing Authority or any resolution thereof by settlement, judicial determination or otherwise, to the taxable income or loss reported by any of the Seller, the Company or their Affiliates on the Returns for any Pre-Closing Period, the Buyer or the Company becomes entitled to any deductions or tax credits in any Tax period or portion thereof ending after the Closing Date (a "POST-CLOSING DATE TAX BENEFIT"), then the Buyer shall pay the Seller an amount that will leave the Buyer in the same after-Tax position as if such Post-Closing Date Tax Benefit had not been realized. All payments to the Seller pursuant to this Section 8.2(c) shall be made within 30 days after the filing of a Return for the Tax period in which a Post-Closing Date Tax Benefit results in a reduction in the Taxes paid by the Buyer. At the Seller's request, the Buyer shall certify as to the amount, if any, due to the Seller pursuant to this Section 8.2(c) as to any year, and provide such information as the Seller may reasonably request regarding such certification.

                  (d) In applying Sections 8.2(a), 8.2(b) and 8.2(c), any refund of Taxes (including any interest thereon) for a taxable period that includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the Post-Closing Period in accordance with Section 8.1(d).

                  (e) Neither the Seller nor any Affiliate thereof shall be required to pay to the Buyer or the Company any refund or credit of Taxes that results from the carryback to any Pre-Closing Period of any net operating loss, capital loss or Tax credit incurred by the Company in any Post-Closing Period.

                  (f) If the Company realizes any item of loss or credit for Tax purposes for any Post-Closing Period, it may, in its sole discretion, carry forward such loss or credit.

                  (g) From and after the Closing Date, if the Seller takes or permits to be taken any action with respect to a Tax imposed on or a Return of, or that includes or affects, the Company for a Pre-Closing Period and such action affects adversely the Tax position of the Buyer or the Company in a Post-Closing Period, then the Seller shall indemnify the Buyer or the Company and hold it harmless from and against any incremental liability for Tax that may reasonably be viewed as resulting from such action.

            8.3 CONTESTS.

                  (a) After the Closing, the Buyer shall promptly notify the Seller in writing of the commencement of any Tax audit or judicial or administrative proceeding or of any demand or claim on the Buyer or the Company which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 8.1. Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of any such asserted Tax liability. If the Buyer fails to give the Seller prompt notice of an asserted Tax liability as required by this Section
8.3 and such failure to give prompt notice results in a detriment to the Seller, then any amount which the Seller is otherwise required to pay the Buyer pursuant to Section 8.1 with respect to such liability shall be reduced by the amount of such detriment.

                  (b) The Seller (or its designee) may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 8.1 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "CONTEST"). If the Seller (or its designee) elects to control a Contest, it shall within 30 calendar days of receipt of the notice of asserted Tax liability notify the Buyer of its intent to do so, and the Seller (or its designee) shall have all rights to settle, compromise and/or concede such asserted liability and the Buyer shall cooperate and shall cause the Company or any of its successors to cooperate, at the reasonable expense of the Seller, in each phase of such Contest; provided, however, that if the results of such Contest could reasonably be expected to have a material Tax cost to the Buyer or the Company for any Tax period including or ending after the Closing Date, then the Seller shall not settle or compromise such Contest without the Buyer's consent, which shall not be unreasonably withheld. If the Seller elects not to direct a Contest, fails to notify the Buyer of its election as herein provided or contests its obligation to indemnify under Section 8.1, the Buyer or the Company may pay, compromise or contest, at the Seller's expense, such asserted liability. However, in such case, neither the Buyer nor the Company may settle or compromise any asserted liability over the objection of the Seller; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Seller may participate, at its own expense, in the Contest. If the Seller (or its designee) chooses to direct the Contest, the Buyer shall promptly empower and shall cause the Company or any of its successors promptly to empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Seller as it may designate to represent the Buyer, the Company or any of their successors in the Contest insofar as the Contest involves an asserted Tax liability for which the Seller would be liable under Section 8.1(a).

            8.4 PREPARATION OF RETURNS. The Seller shall prepare and timely file U.S. federal, state and local income and franchise Tax Returns relating to the Company for any Tax period ending on or prior to the Closing Date and which are required to be filed after the Closing Date. With respect to any Returns for which the Seller has filing responsibility pursuant to the preceding sentence, the Company will be included in the consolidated, combined or unitary Tax Returns of the Seller or an Affiliate of the Seller on a basis consistent with prior Tax years unless a different treatment is required by an intervening change in Law. The parties agree that if the Company is permitted, but not required, under applicable state or local income or franchise tax Laws to treat the Closing Date as the last day of a Tax period, they will treat the Tax period as ending on the Closing Date. The Seller shall prepare and timely file all other Returns for any period ending on or prior to the Closing Date to the extent the Seller or an Affiliate of the Seller (other than the Company) previously was responsible for the preparation and filing of such returns for the immediately preceding Tax period. All such Returns required to be filed by the Seller pursuant to the preceding sentence for tax periods that include the Closing Date shall be prepared and filed by the Seller in a manner that is consistent with the prior practice of the Company (including, without limitation, prior Tax elections and accounting methods or conventions made or utilized by the Company), except as required by applicable Law or regulations. The Buyer shall prepare and timely file or cause the Company to prepare and timely file all Returns for which the Seller is not responsible pursuant to this Section 8.4. The Buyer will deliver to the Seller a complete and accurate copy of each Return required to be filed by the Buyer or the Company under this Section 8.4 for Tax periods that include the Closing Date, and any amendment to such Return, at least 30 days prior to the date such Return is filed with the appropriate Taxing Authority.

            8.5 COOPERATION AND EXCHANGE OF INFORMATION. The Seller, the Buyer and the Company will provide each other with such cooperation and information as any of them reasonably may request of the other in filing any Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Taxing Authorities. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will retain all Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for their taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods, or (ii) eight years following the due date (without extension) for such Returns. Any information obtained under this Section 8.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

            8.6 TRANSFER TAXES. The Seller agrees to assume liability for and to pay all Transfer Taxes incurred as a result of the sale of the Company contemplated hereby. In addition, the Seller agrees to indemnify the Buyer and its Affiliates for any and all Losses incurred by the Buyer and its Affiliates arising out of the Seller's failure to make timely or full payments of such Transfer Taxes.

            8.7 MISCELLANEOUS.

                  (a) The parties agree to treat all payments made under Article VII or this Article VIII as adjustments to the purchase price for Tax purposes.

                  (b) Except as expressly provided and except for the representations contained in Section 4.11, the survival of the representations and warranties contained in Article VI, this Article VIII shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

                  (c) For purposes of this Article VIII, all references to the Buyer or the Seller include successors thereto.

                  (d) The Seller shall deliver to the Buyer on the Closing Date a duly completed and executed certificate of non-foreign status attached hereto as Exhibit B pursuant to Section 1.1445-2(b)(2) of the Treasury regulations promulgated under the Code.

                  (e) Any indemnification pursuant to this Article VIII by the Seller shall not be subject to the limitations set forth in Section 7.3.

                                   ARTICLE IX
                                    COVENANTS

            9.1 FURTHER ACTION; ACCESS TO RECORDS.

                  (a) If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the Seller will take such further action (including the execution and delivery of such other documents, releases, assignments and other instruments as may be reasonably required to effectuate completely the transfer and assignment to the Buyer of, and to vest fully in the Buyer title to, the Stock) as the Buyer reasonably may request. The Seller acknowledges and agrees that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements and financial data of any sort relating to the Company.

                  (b) The Buyer agrees that it shall preserve and keep the records held by it relating to the business of the Company (including, without limitation, the Government Business) that could reasonably be required after the Closing by the Seller for a period of five (5) years after the Closing Date. If the Buyer desires to destroy any such records after expiration of the five (5) year period, the Buyer agrees, prior to destroying any such documents, to notify the Seller and to make such records reasonably available to the Seller at the Seller's sole cost and expense and during normal business hours upon reasonable notice given by the Seller. In addition, the Buyer shall make such records available to the Seller as may be reasonably required by the Seller for legitimate business reasons, such as, but not limited to, the preparation of Tax Returns, the preparation of incurred cost submissions or other financial data to the Defense Contract Audit Agency or other Governmental or Regulatory Authority or the defense of litigation or other proceedings. The Seller will hold in confidence all confidential information identified as such by, and obtained from, the Buyer pursuant to this Section.

                  (c) The Seller agrees that it shall promptly after the Closing deliver to the Buyer any records relating to the business of the Company not then held by the Company and that notwithstanding the foregoing obligation, the Seller shall preserve and keep the records held by it relating to the business of the Company that could reasonably be required after the Closing by the Buyer for a period of five (5) years after the Closing Date. If the Seller desires to destroy any such records after expiration of the five (5) year period, the Seller agrees, prior to destroying any such documents, to notify the Buyer and to make such records reasonably available to the Buyer at the Buyer's sole cost and expense and during normal business hours upon reasonable notice given by the Buyer. In addition, the Seller shall make such records available to the Buyer as may be reasonably required by the Buyer for legitimate business reasons, such as, but not limited to, the preparation of Tax Returns or the defense of litigation or other proceedings. The Buyer will hold in confidence all confidential information identified as such by, and obtained from, the Seller pursuant to this Section.

            9.2 NON-COMPETITION.

                  (a) The Seller, Azimuth and Anteon International shall not, and shall cause each of their respective controlled Affiliates not to, directly or indirectly, either alone or in conjunction with any other Person:

                              (i) for a period of three years from the Closing
            Date, engage in, or otherwise lend assistance (financial or otherwise) to any Person engaging in, a Competing Business anywhere in the United States. Notwithstanding anything to the contrary contained in this subsection (i), the foregoing shall not be breached as a result of only the ownership or other right to acquire by the Seller, Azimuth, Anteon International or any of their respective controlled Affiliates of not more than an aggregate of 5% of any class of securities registered under the Securities Exchange Act of 1934, as amended, of a Person engaged in a Competing Business; and

                              (ii) for a period of three years from the Closing
            Date, cause or attempt to cause any client, customer, supplier, lessor, licensor or other business associate of the Company to terminate or materially reduce its business with the Company as it maintained with the Company prior to the Closing.

The parties hereto expressly acknowledge and agree that any obligation of the Seller, Azimuth or Anteon International or any of their respective controlled Affiliates contained in this Section 9.2(a) shall terminate in all respects upon any Person or group not Affiliated with Azimuth obtaining more than 50% of the issued and outstanding voting stock of the Seller, Azimuth or Anteon International; PROVIDED, HOWEVER, if such event occurs within one (1) year of the Closing Date and within such one (1) year period the covenant contained in this Section 9.2(a) is violated by the succeeding Person or group, then the Seller agrees to forfeit all rights, title and interest in and to the amount of the EBITDA Payment (if any).

                  (b) The parties hereto recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in Section 9.2. It is the intention of the parties that the provisions of Section 9.2 be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of Section
9.2 shall not render unenforceable, or impair, the remainder of the provisions of Section 9.2. Accordingly, if at the time of enforcement of any provision of
Section 9.2, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained therein to cover the maximum period, scope and geographical area permitted by Law.

                  (c) The Seller, Azimuth and Anteon International each expressly acknowledges that the restrictive covenants set forth in this Section 9.2, including, without limitation, the geographic scope and duration of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Buyer, and that any violation thereof would result in irreparable injuries to the Buyer that would not be readily ascertainable or compensable in terms of money, and therefore the Buyer shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as damages, which rights shall be cumulative and in addition to any other rights or remedies to which it may be entitled. Each of the Seller, Azimuth and Anteon International further agrees that if it is determined that it has willfully breached the terms of this Section 9.2, the Buyer shall be entitled to recover from such party all costs and reasonable attorneys' fees incurred as a result of its attempts to redress such breach or to enforce its rights and protect its legitimate interests.

            9.3 NON-SOLICITATION.

                  (a) The Seller, Azimuth and Anteon International shall not, and shall cause each of their respective controlled Affiliates not to, for a period of three years from the Closing Date, solicit or recruit any employee of the Company as of the Closing Date; PROVIDED that this Section 9.3 shall not be breached as a result of any general solicitation that is not directed at the employees of the Company. The parties hereto expressly acknowledge and agree that any obligation of the Seller, Azimuth or Anteon International or any of their respective controlled Affiliates contained in this Section 9.3(a) shall terminate in all respects upon any Person or group not Affiliated with Azimuth obtaining more than 50% of the issued and outstanding voting stock of the Seller, Azimuth or Anteon International; PROVIDED, HOWEVER, if such event occurs within one (1) year of the Closing Date and within such one (1) year period the covenant contained in this Section 9.3(a) is violated by the succeeding Person or group, then the Seller agrees to forfeit all rights, title and interest in and to the amount of the EBITDA Payment (if any).

                  (b) The parties hereto recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in Section 9.3. It is the intention of the parties that the provisions of Section 9.3 be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of Section
9.3 shall not render unenforceable, or impair, the remainder of the provisions of Section 9.3. Accordingly, if at the time of enforcement of any provision of
Section 9.3, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances will be substituted for the stated period or scope and that such court shall be allowed to revise the restrictions contained therein to cover the maximum period and scope permitted by Law.

                  (c) The Seller, Azimuth and Anteon International each expressly acknowledges that the restrictive covenants set forth in this Section 9.3, including, without limitation, the duration of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Buyer, and that any violation thereof would result in irreparable injuries to the Buyer that would not be readily ascertainable or compensable in terms of money, and therefore the Buyer shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as damages, which rights shall be cumulative and in addition to any other rights or remedies to which it may be entitled. Each of the Seller, Azimuth and Anteon International further agrees that if it is determined that it has willfully breached the terms of this
Section 9.3, the Buyer shall be entitled to recover from such party all costs and reasonable attorneys' fees incurred as a result of its attempts to redress such breach or to enforce its rights and protect its legitimate interests.

            9.4 EMPLOYEE BENEFIT MATTERS.

                  (a) The Seller shall take all such actions as may be necessary to cause employees of the Company (which, for the purposes of clarification shall not include employees of the Government Business) who are participants in the Anteon Corporation 401(k) Plan (the "SELLER 401(k) PLAN") at the Closing to become fully vested in their accounts (the "ACCOUNTS") under the Seller 401(k) Plan, effective as of the Closing. As soon as practicable following the Closing, the Seller and the Buyer shall arrange for the transfer of the Accounts, valued as of the date of transfer, from the Seller 401(k) Plan to one or more tax-qualified plans established by the Buyer and designated by the Buyer as the recipient of such transfer. The transfer described in the preceding sentence shall be made in cash or in other property acceptable to the Buyer. Prior to the date of transfer, the administrator of the Seller 401(k) Plan shall accept from the Company and credit to the appropriate account under the Seller 401(k) Plan loan repayments so as to prevent the occurrence of the default of any outstanding loan which a Company employee has under the Seller 401(k) Plan.

                  (b) After the Closing and until December 31, 2001, at the Buyer's reasonable request, the Seller shall provide the Buyer with access to such of the Seller's payroll and human resource administrative systems ("Seller's HR System") as the Buyer shall request to enable the Buyer to continue to maintain the Benefit Plans for which the Company is the sponsoring employer. The Buyer expressly acknowledges the Seller's right to institute such limitations, restrictions and controls on the Buyer's access to such administrative systems as the Seller shall reasonably deem necessary in order to safeguard and protect the confidentiality and integrity of the Seller's information contained on such systems or as may be required by any third party licensor of such systems and related software. Notwithstanding anything contained herein to the contrary, on or prior to December 31, 2001, the parties shall take all necessary actions to facilitate a transfer of all pertinent information relating to employees of the Company contained on the Seller's HR System as the Buyer reasonably requests to the Buyer's or its designee's payroll and human resource administrative system at the Seller's sole cost and expense.

                  (c) The Buyer shall cause the Company to honor, from and after the Closing, all obligations under the terms of the employment and severance agreements to which the Company is a party as set forth in SECTION 9.4(c) OF THE DISCLOSURE SCHEDULE, except as may otherwise be agreed to by the parties thereto.

                  (d) After the Closing, until the date the Buyer determines in its sole discretion to modify, amend, terminate or replace the Benefit Plans, the Buyer shall cause the Company to maintain the Benefit Plans (other than bonus or equity-based plans or any plan for which the Company is not the sponsoring employer) on substantially similar terms to those in effect on the date hereof. If, subsequent to the Closing Date, the Buyer decides to cover the employees of the Company under an employee benefit plan sponsored or maintained by the Buyer, such employees shall be permitted to participate in such employee benefit plan of the Buyer on terms substantially similar to those provided to employees of The Forum Corporation of North America; provided, that the Buyer's obligation to provide such substantially similar benefits shall cease after December 31, 2001.

                  (e) The Buyer acknowledges and agrees that the Seller shall, after the Closing, process and administer the Company's payroll for one pay period only, corresponding to the Company's pay date of August 3, 2001. The Seller shall make such payroll payments and all deposits and filings in connection with such payroll payments and shall withhold all applicable employee withholding Taxes and shall simultaneously deliver to the appropriate Taxing Authorities the amount withheld from such payroll payments and the applicable employer share of the employment Taxes due on such payroll payments, if any. The Seller shall deliver to the Buyer evidence of such payroll payments, deposits and filings promptly thereafter. As soon as the Seller informs the Buyer of the amount (the "PAYROLL REIMBURSEMENT AMOUNT") of such payroll payments and applicable share of employer Taxes which are allocable to (i) the period between the Closing Date and August 3, 2001, and (ii) the employees of the Company (and not employees of the Seller or the Government Business), the Buyer shall pay to the Seller the Payroll Reimbursement Amount.

            9.5 BUTLER PROPERTY CONVEYANCE. The Seller will use its reasonable efforts to sell the Butler Property. In the event that after the Closing the Seller or any of its Affiliates shall convey fee title to the Butler Property, it shall do so in a bona fide transaction and all of the proceeds of such sale shall be payable at the closing of such conveyance. Simultaneously with receipt of the purchase price by the Seller or its Affiliates, at the direction of the Company, the Seller shall remit (or cause to be remitted) to the Company one half of the net profits of such sale received by the Seller or its Affiliates (i.e. the purchase price less any Taxes, reasonable costs, fees or expenses incurred directly in connection with such sale or any payments made in satisfaction of any mortgage on the Butler Property (but not in excess of the amount of the mortgage on the Butler Property as of the Closing Date)). The Seller shall forward to the Company (within three days of the execution and delivery thereof) true and correct copies of any executed contracts of sale, including, without limitation, any amendments, supplements and other documents in connection with such conveyance. The Seller shall keep the Company reasonably informed of the status of the conveyance.

            9.6 ACCOUNTING MATTERS. For a period of up to four (4) months after the Closing, at the Buyer's option, the Seller shall provide the Company with General Corporate Accounting Services for the benefit of the Company, in a professional and workmanlike manner consistent with past practice, by causing each individual whose name is set forth on SCHEDULE 9.6 to provide such services to the Company at a monthly charge to the Company set forth opposite such individual's name on SCHEDULE 9.6. At any point during such four (4) month period, the Company may terminate the services provided by any one or all of the individuals whose names are set forth on SCHEDULE 9.6 upon 10 days notice prior to any month end of such four (4) month period, and the monthly charge payable by the Company shall be reduced by the amount set forth opposite such individual's name on SCHEDULE 9.6 whose services are no longer required by the Company. The Seller covenants and agrees not to terminate the employment during the four (4) month period or prior to termination by the Company of any of the individuals whose names are set forth on SCHEDULE 9.6 without cause. In the event the Company initiates a request to terminate the services rendered by any individual listed on SCHEDULE 9.6 and that a replacement (a "REPLACEMENT") be found to provide the services rendered by such individual, the Seller shall inform the Company of the monthly cost of the Replacement's salary and benefits and the Seller shall obtain the Company's consent to hire the Replacement, which consent shall not be unreasonably withheld, and in such case, the Company shall pay the monthly cost of the Replacement's salary and benefits. If any individual listed on SCHEDULE 9.6 is either terminated by the Seller or resigns from the Seller, and the Company requests a Replacement, the Seller shall inform the Company of the monthly cost of the Replacement's salary and benefits and the Seller shall obtain the Company's consent to hire the Replacement, which consent shall not be unreasonably withheld, and in such case, the Company shall pay the lesser of (i) the monthly cost of the Replacement's salary and benefits or (ii) the monthly cost of the salary and benefits of the individual that such Replacement is replacing. If any individual whose name is set forth on SCHEDULE
9.6 ceases to provide services to the Company pursuant to this SECTION 9.6 during such four (4) month period and the Company does not request a Replacement, then the monthly charge payable by the Company under this SECTION
9.6 shall be reduced by the amount set forth opposite such individual's name on

SCHEDULE 9.6. To the extent the Company terminates the services provided by an individual whose name is set forth on Schedule 9.6 and does not request a Replacement, the Seller would not be required to provide the same level of service as a consequence of the termination and non-replacement of such individual.

            9.7 CONSENTS TO ASSIGNMENT; COVENANT TO ASSIST. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign any Contracts relating to the Government Business ("GOVERNMENT CONTRACTS") or any claim, right or benefit arising thereunder or resulting therefrom, if a necessary consent has not been obtained or if an attempted assignment thereof would be ineffective or constitute a breach of such agreement. If any such consent has not been obtained as of the Closing Date, or if an attempted assignment of any such Government Contract would be ineffective:
(i) the Seller shall so advise the Buyer and (ii) the Buyer shall provide reasonable assistance to the Seller in performing its obligations in all material respects under such relating to the Government Contracts in the name of the Buyer and the Buyer shall cooperate with the Seller in any reasonable arrangement (which shall not unreasonably interfere with the conduct of the business of the Company), including, without limitation, the execution by the Buyer of sub-contracts with the Seller and awarding to the Seller all of the work and financial rewards relating to any such Government Contract designed to provide for the Seller the benefit under such Government Contract including enforcement for the benefit of the Seller of any and all rights of the Seller against a third party thereof arising out of breach or cancellation by such third party or otherwise. Without limiting the generality of the foregoing, the Buyer will use its commercially reasonable efforts to assist the Seller in obtaining novations from the appropriate governmental customers to the Government Contracts which have not been novated prior to Closing. Provided that the Seller has complied with the immediately following sentence, if the Buyer shall receive after the date hereof any payment under or any benefit from relating to the Government Contracts, the Buyer shall promptly deliver the same to the Seller. Notwithstanding anything in this Section 9.7, in no event shall this Section 9.7 require the Buyer or the Company (or any of their Affiliates) to incur any out-of-pocket expense, and the Seller shall promptly indemnify the Buyer and the Company (and any of their Affiliates) for any Losses, out-of-pocket costs or expenses suffered or incurred by the Buyer or the Company (or any of their Affiliates) in providing the assistance to the Seller as described in this Section 9.7.

            9.8 ACCESS AND USE OF PREMISES. From and after the date of this Agreement and for the period expiring on October 31, 2001, the Seller shall permit employees of the Company to access its premises located at 7918 Jones Branch Dr., Suite 400, McLean, Virginia and use approximately 62% of the space thereat for a monthly charge to the Company of $17,916 per month PLUS 62% of the Tenant's (as defined in the facility lease for the McLean premises to which the Seller is a party, the "MCLEAN FACILITY LEASE") proportionate share of the monthly operating costs thereof as set forth in the McLean Facility Lease for the sole purpose of carrying on its business in a manner consistent with past practice and the Seller shall provide the Company with the type, quality and level of office services consistent with those currently provided at such premises. The Seller may, at its option and upon reasonable advance written notice to the Buyer, reasonably relocate any employee of the Company within such premises, provided such relocation does not materially interfere with the ability of the relocated employee to carry on its business in a manner consistent with past practice. The foregoing arrangement shall immediately terminate upon objection by the landlord of such premises at which time the parties shall use their reasonable best efforts to negotiate a sublease for such premises, PROVIDED that the Seller's obligation to enter into a sublease with respect to such premises shall be subject to consent of the landlord of such premises. The Company may terminate the foregoing arrangement, with or without cause, upon sixty (60) days' prior written notice to the Seller.

            9.9 PAYMENT TO MARINO. The Seller covenants and agrees that it will, on behalf of the Company, under that certain Agreement and Plan of Merger dated as of June 15, 2001 (the "MERGER AGREEMENT") by and between the Company and IMC Merger Co., pay to Joseph Marino either (i) the Merger Consideration (as defined in the Merger Agreement) or (ii) such sum as may be awarded to Joseph Marino by a court of competent jurisdiction in the event Joseph Marino properly asserts his rights under Section 262 of the Delaware General Corporation Law.

            9.10 FINANCIAL REPORTING AND CALCULATION OF EBITDA. From and after the Closing Date until December 31, 2001, the Buyer shall cause the Company to maintain a financial reporting system that will be sufficient to determine EBITDA. If after the Closing Date until December 31, 2001, other than in the normal course of business, any assets (including Contracts) are transferred or assigned to or from the Company, or otherwise allocated or attributed, for financial reporting purposes, to the Company, then equitable and reasonable adjustments shall be made in calculating EBITDA to eliminate the effect of such transfer, assignment, allocation or attribution, and no such transfer, assignment, allocation or attribution shall be made unless the financial reporting system referred to in the immediately preceding sentence is capable of tracking the performance of distinct Contracts in a manner that will permit such determination of EBITDA.

                                    ARTICLE X
                                  MISCELLANEOUS

            10.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed to the parties at the following addresses or facsimile numbers:

                  If to the Buyer, the Company or the Parent, to:

                  c/o FT Knowledge Limited
                  80 Strand
                  London  WC2R 0RL
                  United Kingdom
                  Telephone: 44 (0) 20 7010 2704
                  Facsimile: 44 (0) 20 7010 6615
                  Attention: Thalia Walters, Director of Legal Services

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York  10178
                  Telephone: (212) 309-6000
                  Facsimile: (212) 309-6273
                  Attention: Paul M. Vogt

                  If to the Seller, Azimuth or Anteon International to:

                  Anteon Corporation
                  3211 Jermantown Road
                  Suite 700
                  Fairfax, Virginia  22030
                  Facsimile: (703) 246-0577
                  Attention: Curtis L. Schehr, General Counsel

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Facsimile: (212) 757-3017
                  Attention: Carl L. Reisner, Esq.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 10.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.1, be deemed given upon confirmed receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Section 10.1, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            10.2 ENTIRE AGREEMENT. This Agreement and all agreements referred to herein supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

            10.3 EXPENSES. Except as otherwise expressly provided in this Agreement, each of the Buyer and the Seller will pay its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

            10.4 PUBLIC ANNOUNCEMENTS. All press releases and other public disclosure concerning the transactions contemplated hereby from and after the date hereof will be subject to review and approval by the Seller, the Company and the Buyer, such approval not to be unreasonably withheld; PROVIDED, HOWEVER, that to the extent a party or any of its Affiliates shall have received written advice of counsel that it is required to make an announcement pursuant to the Laws of its home jurisdiction or any jurisdiction in which any of its securities are publicly traded, the rules of any stock exchange upon which its securities are listed or any registered securities quotation system on which such securities are traded, it shall be permitted to do so even if it has not obtained the approval of the other parties hereto, provided that it has used reasonable efforts to consult with such other parties and strictly limits such announcement or filing to the minimum disclosure required by Law or such rules.

            10.5 CONFIDENTIALITY. From and after the date hereof, each party hereto will, and will cause its Affiliates and their respective agents and representatives to, hold in strict confidence unless (a) such Person is compelled to disclose such by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of any Governmental or Regulatory Authority) or by other requirements of Law or (b) disclosed in any action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto or to the Company to keep such documents and information confidential; PROVIDED that the foregoing restrictions will not apply to the Buyer's use or disclosure of documents and information concerning the Company and its business furnished by the Seller hereunder; and PROVIDED, FURTHER that the foregoing restrictions shall apply to the Seller with respect to all confidential and proprietary information regarding the Company and its business without reference to the qualification contained in clause (i) above. The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 10.5 would be inadequate, and each party hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary Loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

            10.6 WAIVER; REMEDIES CUMULATIVE. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as set forth in Section 7.6, all remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

            10.7 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

            10.8 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective heirs, personal legal representatives, successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnification under Article VII, Article VIII and Section 9.7.

            10.9 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that the Buyer may, without being released from its obligations and duties hereunder, assign any or all of its rights, interests and obligations hereunder (including, without limitation, its rights under Article
II) to any of its Subsidiaries (now or hereafter organized) or any Subsidiary of or Affiliate of Pearson plc (now or hereafter organized), provided that any such assignee agrees in writing to be bound by all of the terms, conditions and provisions contained herein prior to such transfer. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors, heirs, personal legal representatives, and assigns.

            10.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            10.11 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            10.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.

            10.13 CONSENT TO JURISDICTION. The parties hereto each hereby irrevocably submit to the non-exclusive jurisdiction of the state courts of the State of New York, and of the United States District Courts for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by any other party hereto. Each party hereto, to the extent permitted by applicable law, hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding brought in such courts, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the venue of the suit, action or proceeding is improper or that this agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto consents to the service of process in any suit, action or proceeding by the mailing of copies thereof to such party at any time at its address to which notices are to be given pursuant to Section 10.1. Each party hereto agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such suit, action or proceeding shall be conclusive, and may be enforced in any other jurisdiction (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of liability of the party therein described or (b) in any other manner provided by or pursuant to the Laws of such other jurisdiction.

            10.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            10.15 DISCLOSURE SCHEDULE. The mere inclusion of an item in the Disclosure Schedule shall not be deemed an admission by the Seller that such item represents a material exception or fact, event or circumstance or that such item would result in a Material Adverse Effect. Unless otherwise specified, no information contained in any particular numbered section of the Disclosure Schedule shall be deemed to be contained in any other numbered section of the Disclosure Schedule unless it is reasonably apparent that it should be included therein.

            10.16 GUARANTY. Parent hereby guarantees in favor of the Seller the prompt performance by the Buyer (and assignees of the Buyer) of the covenants and obligations of the Buyer hereunder. In the event of nonperformance by the Buyer of any such covenants or obligations, Parent shall promptly itself perform or cause the Buyer to perform such covenants and obligations and hereby agrees to indemnify and hold harmless (in the manner and to the extent set forth in Section 7.1(b) of this Agreement) the Seller from and against any Losses suffered, incurred or sustained by the Seller by reason of such nonperformance. The guaranty to the Seller hereunder is in an absolute, continuing, unconditional and unlimited guaranty of performance.

                            [Signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                          THE BUYER:


                                          IMC ACQUISITION CORP.

                                          By: __________________________________
                                          Name:
                                          Title:

                                          THE COMPANY:


                                          INTERACTIVE MEDIA CORP.

                                          By: __________________________________
                                          Name:
                                          Title:

                                          THE SELLER:


                                          ANTEON CORPORATION

                                          By: __________________________________
                                          Name:
                                          Title:

                                          FOR THE PURPOSES OF SECTION 10.16 ONLY

                                          THE PARENT:


                                          FT KNOWLEDGE (HOLDINGS) INC.

                                          By: __________________________________
                                          Name:
                                          Title:

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                          FOR THE PURPOSES OF SECTION 9.2
                                          AND SECTION 9.3 ONLY


                                          AZIMUTH TECHNOLOGIES, INC.

                                          By: __________________________________
                                          Name:
                                          Title:


                                          ANTEON INTERNATIONAL, INC.

                                          By: __________________________________
                                          Name:
                                          Title:

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                             ANNEX OF DEFINED TERMS

            When used in this Agreement, the following terms shall have the meanings set forth in this Annex of Defined Terms. All Article and Section numbers used in this Annex of Defined Terms or otherwise in the Agreement refer to articles and sections of the Agreement unless otherwise specifically described. All references to Annexes, Schedules and Exhibits in this Annex of Defined Terms or otherwise in the Agreement are references to annexes, schedules and exhibits to this Agreement.

            "Accounts" has the meaning given to it in Section 9.4(a).

            "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

            "Agreement" means this Stock Purchase Agreement and the Annexes, Schedules and Exhibits hereto and the certificates delivered in connection herewith, as the same may be amended, supplemented or otherwise modified in accordance with the provisions hereof.

            "Anteon International" has the meaning given to it in the recitals.

            "Arbitrator" means the Providence, Rhode Island office of KPMG Peat Marwick.

            "Azimuth" has the meaning given to it in the recitals.

            "Basket Amount" has the meaning given to it in Section 7.3(b).

            "Basket Exclusions" has the meaning given to it in Section 7.3(b).

            "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established, presently or heretofore maintained, or to which contributions have at any time been made by the Company or any predecessor of the Company, or under which any employee, former employee, independent contractor or director of the Company or any beneficiary thereof, in their respective capacities as such, is covered, is eligible for coverage or has benefit rights.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.


                                    ANNEX-1

            "Butler Property" means the real property (together with all buildings, improvements and structures thereon and appurtenants thereto) located at 245 Pittsburg Road, Butler, Pennsylvania as further described on Exhibit C.

            "Butler Property Divestiture" has the meaning given to it in Section 2.7(e).

            "Buyer" has the meaning given to it in the recitals.

            "Claim Notice" means written notification pursuant to Section 7.2(a) of a Third Party Claim as to which indemnity under Section 7.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 7.1, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

            "Closing" has the meaning given to it in Section 2.5.

            "Closing Date" means the date of the Closing.

            "Closing Date Balance Sheet" has the meaning given to it in Section 2.3(a).

            "Closing Payment" has the meaning given to it in Section 2.2.

            "Code" means the Internal Revenue Code of 1986, as amended, any successor statute thereto and the regulations and interpretations promulgated thereunder.

            "Commercial Business" means the development of multimedia training programs and services to the commercial sector.

            "Company" has the meaning given to it in the introductory paragraph.

            "Competing Business" means selling Corporate Learning goods or services which would compete directly with the Private Sector business of the Company on the Closing Date. For purposes of this definition, the term "Corporate Learning" means Company or client proprietary computer based learning content, delivery systems and associated services for corporate clients or customers and "Private Sector" specifically excludes all Federal, state, local and foreign governments, and governmental agencies and instrumentalities (both civilian and military). It is understood that the provision of learning content delivery systems and associated services as an ancillary and incidental part of providing other information technology, engineering or other services does not constitute a Competing Business.

            "Contest" has the meaning given to it in Section 8.3(b).

            "Contract" means any note, bond, mortgage, indenture, lease, license, franchise, contract, agreement, instrument, obligation, understanding, arrangement or commitment, whether written or oral and whether express or implied.


                                    ANNEX-2

            "Credit Agreement" means the Credit Agreement, dated as of June 23, 1999, among the Seller, Credit Suisse First Boston, Mellon Bank, N.A., Deutsche Bank AG and the lenders named therein.

            "Current Site" means any of the real properties currently owned, leased or operated by: (i) the Company or its Affiliates; (ii) any predecessors of the Company or its Affiliates; or (iii) any entities previously owned by the Company or its Affiliates, in each case, including all soil, subsoil, surface waters and groundwater thereat.

            "Disclosure Schedule" means the Disclosure Schedule delivered by the Seller to the Buyer on the date hereof and attached hereto.

            "Disputed Items" has the meaning given to it in Section 2.3(a).

            "Dispute Notice" means a written notice provided by any party against which indemnification is sought under this Agreement to the effect that such party disputes its indemnification obligation under this Agreement.

            "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

            "EBITDA" means for any period, (i) the net income or loss of the Company for such period, plus (ii) to the extent deducted in computing net income or loss for such period, the sum (without duplication) of interest, income taxes, depreciation and amortization of the Company for such period, all as determined in accordance with GAAP provided, however, EBITDA shall be calculated (A) after charges to the Company for general accounting services provided to the Company from either the Seller (or its Affiliates) (pursuant to Section 9.6) or the Buyer (or its Affiliates, including The Forum Corporation of North America, Inc.), provided that such charges shall not exceed $41,000 per month; and (B) and before (excluding) (X) any portion of the home office general and administrative and overhead expenses (excluding those expenses set forth in clause (A) above) of the Buyer (or its Affiliates, including The Forum Corporation of North America, Inc.) which will be allocated to the Company; (Y) any costs or expenses relating to software developed by the Company deducted, excluded or otherwise written-off by the Company; and (Z) any changes in bonus provisions made to non-management employees of the Company. From and after the Closing until December 31, 2001, all transactions between the Company, on the one hand, and the Buyer or any of its Affiliates, on the other hand (each an "AFFILIATE TRANSACTION"), shall, regardless of the actual economic terms thereof, be assumed for purposes of calculating EBITDA to be upon fair and reasonable terms no less favorable to either party thereto than would be obtained in a comparable arm's length transaction with an unaffiliated third person, such that the Seller will not be harmed by any negative effect that the entry into such Affiliate Transaction has on the EBITDA Calculation. In addition, the Buyer agrees that it shall not cause the Company to take any action intended primarily to materially adversely effect the calculating of EBITDA payable under this Agreement and will operate the business of the Company in good faith.


                                    ANNEX-3

            "EBITDA Adjustment Notice" has the meaning given to it in Section 2.9(a).

            "EBITDA Balance Sheet" has the meaning given to it in Section
2.9(a).

            "EBITDA Calculation" has the meaning given to it in Section 2.9(a).

            "EBITDA Disputed Items" has the meaning given to it in Section
2.9(a).

            "EBITDA Payment" means any payment pursuant to Section 2.9 made to the Seller and not distributed to the Management Group.

            "Environment" or "Environmental" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

            "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "CLAIMS") pursuant to or relating to any applicable Environmental Law by any Person (including but not limited to any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

            "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law.

            "Environmental Law" means any and all Laws, Environmental Permits, or agreements with any Governmental or Regulatory Authority, relating to the protection of the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including, without limitation: the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7


                                    ANNEX-4

U.S.C. ss. 136 ET SEQ.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Occupational Safety & Health Act of 1970, 29 U.S.C. ss. 651 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; and the state analogies thereto all as amended or superseded from time to time.

            "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of section 412(n)(6) of the Code) that includes, or at any time included, the Company or any predecessor of the Company.

            "Excess" has the meaning given to it in Section 2.3(b).

            "Financial Statements" has the meaning given to it in Section 4.7.

            "First Supplemental Indenture" means the First Supplemental Indenture, effective as of June 23, 1999, among the Seller, Analysis & Technology, Inc., the Company and IBJ Whitehall Bank & Trust Company, as trustee.

            "Former Site" means any of the real properties previously owned, leased or operated by: (i) the Company or its Affiliates; (ii) any predecessors of the Company or its Affiliates; or (iii) any entities previously owned by the Company or its Affiliates, including but not limited to the Butler Property, in each case, including all soil, subsoil, surface waters and groundwater thereat.

            "GAAP" means United States generally accepted accounting principles as currently in effect and applied in a consistent manner.

            "General Corporate Accounting Services" means normal recurring general corporate accounting activities, including sales and use tax processing, account reconciliation, financial accounting, and inventory accounting, management account information (such management account information to be provided to the Company within nine Business Days of each month end).

            "Government Business" means the development of multimedia training programs and services to the government sector.

            "Government Business Divestiture" has the meaning given to it in
Section 2.7(b).


                                    ANNEX-5

            "Government Contracts" has the meaning given to it in Section 9.7.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "HAZARDOUS WASTES," "EXTREMELY HAZARDOUS WASTES," "RESTRICTED HAZARDOUS WASTES," "TOXIC SUBSTANCES," "TOXIC POLLUTANTS," "POLLUTANTS," "REGULATED SUBSTANCES," "SOLID WASTES," or "CONTAMINANTS" or words of similar import, under any Environmental Law.

            "Indemnified Party" means any Person claiming indemnification under any provision of Article VII.

            "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VII.

            "Indemnity Notice" means written notification pursuant to Section 7.2(b) of a claim for indemnity under Article VII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

            "Indemnity Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, dated as of June 23, 1999, among Anteon, Analysis & Technology, Inc., the Company, Techmatics, Inc., Vector Data Systems, Inc. and Mellon Bank, N.A.

            "Intellectual Property" means all of the following as they are owned and used in connection with the rendering by the Company of their services, as they exist in all jurisdictions throughout the world, in each case to the extent owned by, licensed to or otherwise used by, held for use or reserved for use by, the Company: (i) discoveries and inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications (either filed or in preparation for filing), and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, brand names, logos, trade names and corporate names, whether or not registered, including all common law rights, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications (either filed or in preparation for filing), registrations and renewals in connection therewith, (iii) copyrightable works, all copyrights and all applications (either filed or in preparation for filing), registrations and


                                    ANNEX-6
renewals in connection therewith, (iv) trade secrets and confidential or proprietary business information (including, without limitation, ideas, research and development, know-how, compositions, business methods, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, customer profiles, user preferences, click-stream data, pricing and cost information and business and marketing plans and proposals), (v) computer software (including source code, object code, data, databases, information systems, proprietary interfaces, routines, modules, procedures, program specifications, and all rights under license relating to the use thereof and other related documentation) (vi) Internet domain names, (vii) copies and tangible embodiments of any of the foregoing (in whatever form or medium), (viii) licenses and other agreements in connection with any of the foregoing (in whatever form or medium), and (ix) the right to sue for infringement in connection with any of the foregoing and to collect damages in such suits in each case to the extent relating to, or used, useable, or held for use in connection with, the Company or the Company's business.

            "Interim Financial Statements" has the meaning given to it in
Section 4.7.

            "IRS" means the U.S. Internal Revenue Service.

            "Knowledge of the Seller", "Seller's Knowledge" and words of similar import mean the actual knowledge after due and reasonable inquiry of the directors and officers of the Company and the Seller.

            "Laws" means all common laws, criminal laws, civil laws, laws, codes, Orders, decrees, statutes, rules, regulations, guidance documents, policies, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, province, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Lease Agreement" has the meaning given to it in Section 2.6(b).

            "Leased Real Property" has the meaning given to it in Section
4.12(a).

            "License Agreement" has the meaning given to it in Section 2.6(c).

            "Lien" means any restriction on voting or transfer or pledge, easement, right of way, mortgage, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

            "Loss" means any and all damages, fines, fees, awards, judgments, penalties, deficiencies, losses and expenses (including, without limitation, all environmental investigation, removal, remedial, monitoring and response costs, natural resources damages, interest, court costs, reasonable fees of attorneys, accountants, environmental consultants and engineers and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).


                                    ANNEX-7

            "Management Group" has the meaning given to it in Section 2.9(b).

            "Management Payments" means the payments to be made to the Managers under Section 2.9.

            "Management Withholding Tax Amount" has the meaning given to it in
Section 2.9(b).

            "Manager" has the meaning given to it in Section 2.9(b).

            "Material Adverse Effect" means any circumstances, developments, occurrences, state of facts or matters which, either individually or in the aggregate, are material and adverse to the business, operations, condition (financial or otherwise), results of the Company taken as a whole.

            "McCoy Payment" has the meaning given to it in Section 2.7(k).

            "McCoy Withholding Tax Amount" has the meaning given to it in
Section 2.7(k).

            "McLean Facility Lease" has the meaning given to it in Section 9.8.

            "Meinig Complaint" has the meaning given to it in Section
7.1(a)(iii).

            "Merger Agreement" has the meaning given to it in Section 9.9.

            "Mortgages" has the meaning given to it in Section 4.12(f).

            "Non-Exercising Option Holder" has the meaning given to it in
Section 2.8(c).

            "Non-Exercising Option Holder Note" has the meaning given to it in
Section 2.8(c).

            "Option" has the meaning given to it in Section 2.8(a).

            "Option Consideration" has the meaning given to it in Section
2.8(a).

            "Option Conversion Agreement" has the meaning given to it in Section 2.8(b).

            "Option Holder" has the meaning given to it in Section 2.8(a).

            "Option Payment Amount" has the meaning given to it in Section
2.8(b).

            "Option Withholding Tax Amount" has the meaning given to it in
Section 2.8(a).


                                    ANNEX-8

            "Order" means any writ, judgment, decree, ruling, charge, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "Parent" has the meaning given to it in the Recitals.

            "Payroll Reimbursement Amount" has the meaning given to it in
Section 9.4(e).

            "Pearson plc" means Pearson plc, a company organized under the laws of the United Kingdom.

            "Per Option Price" has the meaning given to it in Section
2.8(b)(ii).

            "Permit" means any license, franchise, permit, consent, concession, Order, approval, authorization or registration from, of or with a Governmental or Regulatory Authority.

            "Permitted Liens" means (i) mechanics', carriers', workmens', repairmens' or other liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, (ii) liens for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty and (iii) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individually or in the aggregate, could not be reasonably expected to materially impair the ability of the Company to use the property or asset to which it relates in substantially the same manner as it was used on the Closing Date.

            "Person" means any individual, corporation, limited liability company or partnership, general or limited partnership, association, trust or any other entity or organization, including a Governmental or Regulatory Authority.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, sick pay, sick leave, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy, commitment, or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, without limitation, any "employee benefit plan" within the meaning of section 3(3) of ERISA.

            "Pledge Agreement" means the Pledge Agreement, dated as of June 23, 1999, among the Seller, Azimuth Technologies, Inc., Analysis & Technology, Inc., the Company, Techmatics, Inc., Vector Data Systems, Inc. and Mellon Bank, N.A.

            "Post-Closing Period" has the meaning given to it in Section 8.2(a).


                                    ANNEX-9

            "Post-Closing Date Tax Benefit" has the meaning given to it in
Section 8.2(c).

            "Pre-Closing Period" has the meaning given to it in Section 8.1(a).

            "Purchase Price" has the meaning given to it in Section 2.2.

            "Purchase Price Adjustment Notice" has the meaning given to it in
Section 2.3(a).

            "Real Property Leases" has the meaning given to it in Section
4.12(a).

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the Environment.

            "Relevant Group" has the meaning given to it in Section 4.11(a).

            "Replacement" has the meaning given to it in Section 9.6

            "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

            "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

            "Robinson Complaint" has the meaning given to it in Section 7.1(a)(ix).

            "Security Agreement" means the Security Agreement, dated as of June 23, 1999, among the Seller, Analysis & Technology, Inc., the Company, Techmatics, Inc., Vector Data Systems, Inc. and Mellon Bank, N.A.

            "Seller 401(k) Plan" has the meaning given to it in Section 9.4(a).

            "Seller" has the meaning given to it in the recitals.

            "Seller's HR System" has the meaning given to it in Section 9.4(b).

            "Shortfall" has the meaning given to it in Section 2.3(b).

            "Shortfall Interest" has the meaning given to it in Section 2.3(b).

            "Site" means any of the real properties currently or previously owned, leased or operated by: (i) the Company or its Affiliates; (ii) any predecessors of the Company or its Affiliates; or (iii) any entities previously owned by the Company or its Affiliates, in each case, including all soil, subsoil, surface waters and groundwater thereat.

            "Stock" has the meaning given to it in the Recitals.


                                    ANNEX-10

            "Stock Option Agreement" has the meaning given to it in Section 2.8(c).

            "Subsidiary" means, with respect to any Person, any corporation, general or limited partnership, limited liability company or partnership, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are (i) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (ii) generally entitled to share in the profits or capital of such legal entity.

            "Subsidiary Guarantee" means the Subsidiary Guarantee Agreement, dated as of June 23, 1999, among the Seller (as successor of Analysis & Technology, Inc.), the Company, Techmatics, Inc., Vector Data Systems, Inc. and Mellon Bank, N.A.

            "Target" means $1,650,000.

            "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, Environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

            "Tax Benefit" has the meaning given to it in Section 7.7.

            "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

            "Third Party Claim" has the meaning given to it in Section 7.2(a).

            "Transfer Taxes" means sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar Taxes and fees.

            "2000 Financial Statements" has the meaning given to it in Section 4.7.

            "Working Capital" means current assets (other than the accounts receivables of the Buyer and any of its Affiliates) minus current liabilities determined in accordance with GAAP applied in a manner consistent with that used by the Company in preparing the Financial Statements.


                                    ANNEX-11

                                                                       EXHIBIT A

                          LEASE FOR THE BUTLER PROPERTY

                                  SEE ATTACHED

                                                                       EXHIBIT B

                       CERTIFICATION OF NONFOREIGN STATUS

            Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Anteon Corporation ("ANTEON"), the undersigned hereby certifies the following on behalf of Anteon:

            1. Anteon is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

            2. Anteon's U.S. Employer Identification Number is 54-1194322; and

            3. Anteon's office address is 3211 Jermantown Road, Suite 700, Fairfax, VA 22030.

            Anteon understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

            Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Anteon.

______________________________
Name:
Title:
Date:

                                                                       EXHIBIT C

                              LEGAL DESCRIPTION OF
                               THE BUTLER PROPERTY

            ALL that certain piece, parcel or tract of land situate in the Township of Butler, County of Butler and State of Pennsylvania, being bounded and described as follows:

            BEGINNING at the northwest corner of the tract herein described, said point being located North 88(degree) 13' 00" East, a distance of 35.00 feet from the original centerline of Legislative Route 72, more commonly known as State Highway Route 8; thence along the southern right of way line of a 40 foot street, North 88(degree) 13' 00" East, a distance of 477.80 feet to a monument; thence along lands of now or formerly of Mary Wasilk and John Lestyk, on a line which passes through a monument, South 04(degree) 33' 00" West, a distance of
651.34 feet to the centerline of Legislative Route 10011, a 40 foot right of way; thence along the centerline of Legislative Route 10011, South 68(degree) 08' 00" West, a distance of 115.00 feet to a point; thence by same, South 74(degree) 50' 00" West, a distance of 91.00 feet to a point; thence by same, South 86(degree) 00'00" West, a distance of 100.00 feet to a point; thence by same, North 87(degree) 53' 38" West, a distance of 100.14 feet to a point; thence along lands of now or formerly L. H. flat, north 05(degree) 39' 00" East, a distance of 120.00 feet to a monument; thence by same, North 84(degree) 31' 00" West, a distance of 101.19 feet to a point, said point being located South 84(degree) 31' 00" East, a distance of 35.00 feet from the original centerline of Route 8; thence along the eastern right of way line of Route 8, North 05(degree) 44(degree) 00" East, a distance of 578.13 feet to the point of beginning.

            Being property surveyed by Olsen, Zarnick & Seybert, Inc., said survey dated February 26, 1985 and being part of Lot 1 and all of Lots 2, 3, 6 and 7 of the W. Fiedler Plan as recorded in the Butler County Office of the Recorder in Rack 14, page 14 and also being property as surveyed by Greenough & Greenough, Inc. for Peoples United Telephone Company dated July 1996.

            Being the same property which The United Telephone Company of Pennsylvania conveyed to Community Development Corporation of Butler County by deed dated May 17, 1985 and recorded in Record Book Volume 1230, page 578.

            Also being the same property which Community Development Corporation of Butler County agreed to convey to Applied Science Associates, Inc. by Articles dated May 28, 1985 and recorded in Record Book Volume 1230, page 600.

                                                                       EXHIBIT D

                    FORM OF CONVERSION AND RELEASE AGREEMENT

                             INTERACTIVE MEDIA CORP.
                              3211 JERMANTOWN ROAD
                                    SUITE 700
                                FAIRFAX, VA 22030

                                                              July __, 2001

Dear [Manager]:

            Pursuant to the terms of a proposed Stock Purchase Agreement, Interactive Media Corp. (the "Company") is to be acquired by IMC Acquisition Corp., an affiliate of Pearson plc (the "Transaction"). This letter provides information regarding (i) the treatment of your stock options (the "Options") under the Interactive Media Corp. 1998 Stock Option Plan (the "Option Plan") and
(ii) your Management Payment (as defined below).

            Immediately prior to the closing of the Transaction (the "Closing"), all of your Options, whether or not exercisable, will be converted into the right to receive a cash payment (the "Option Payment") equal to (a) $3.97 multiplied by the number of shares of Company common stock subject to your Options, minus (b) the aggregate exercise price of your Options. The Option Payment to you will be reduced by any applicable withholding obligations.

            In addition, simultaneously with the Closing you are to receive a cash payment (the "Management Payment") equal to $____. Your Management Payment will be reduced by any applicable withholding obligations.

            Attached to this letter is a Conversion and Release Agreement (the "Conversion and Release Agreement") regarding the termination of your Options, the Management Payment and your release of claims against the Company and any of its representatives, affiliates or successors with respect to such Options and your employment with the Company. Upon executing and delivering the Conversion and Release Agreement to the Company, you will receive the Option Payment and the Management Payment in cash, minus any applicable withholding obligations. If you fail to execute and deliver the Conversion and Release Agreement to the Company on or prior to the Closing, the Company will exercise its right under the option agreement pursuant to which your Options were issued to pay the Option Payment to you in the form of a five year promissory note, substantially in form attached hereto as Annex A.

            If you have any questions or need any additional information, please contact me at (703) 246-0200.

                                          Very truly yours,


                                          John A. Robic
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        CONVERSION AND RELEASE AGREEMENT

            The undersigned holder (the "Manager") of stock options (the "Options") to acquire shares of common stock, par value $0.01 per share, of Interactive Media Corp. (the "Company"), issued under the Interactive Media Corp. 1998 Stock Option Plan, hereby authorizes the termination of all Options held by him, effective immediately prior to the closing of the acquisition of the Company by IMC Acquisition Corp., an affiliate of Pearson plc, as further described in the attached letter from John A. Robic, President and Chief Executive Officer of the Company, dated July __, 2001.

            In consideration of (i) the Company's immediate payment for the Options (the "OPTION PAYMENT") and (ii) the Company's immediate payment of $ ___ (the "Management Payment") as contemplated by the Stock Purchase Agreement, dated as of July __, 2001 by and among the Company, IMC ACQUISITION CORP., A DELAWARE CORPORATION, AND FOR THE LIMITED PURPOSES SPECIFIED THEREIN, FT KNOWLEDGE (HOLDINGS) INC., A DELAWARE CORPORATION, AZIMUTH TECHNOLOGIES, INC. AND ANTEON INTERNATIONAL, INC., and as may be adjusted pursuant to Section 2.9(c) of the Stock Purchase Agreement, and except with respect to the Company's obligations arising under or preserved in this Agreement, the Manager, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to the Manager's employment, both known and unknown, in law or in equity, which the Manager may have as of the date hereof or ever had against the Company, including, without limitation, any complaint charge or cause of action arising out of the Civil Rights Act of 1991; 42 U.S.C. 1981, as amended; the Americans With Disabilities Act of 1990; Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; and any other federal, state and local human rights laws. By signing this Agreement, the Manager acknowledges that he intends to waive and release any rights known or unknown he may have as of the date hereof under these laws; PROVIDED, HOWEVER, that the Manager does not waive or release claims with respect to the right to enforce this Agreement.

            The Manager acknowledges that he has not filed, nor will he initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company or, including, without limitation, each of its parents, affiliates and subsidiaries before any local, state or federal agency, court or other body relating to his employment as of the date hereof (each individually a "Proceeding"), nor will he participate in any Proceeding, in each case, except as required by law. The Manager represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted. The Manager waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). The Manager understands that by entering into this Agreement, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.

            The Manager acknowledges that he has read this Agreement carefully and fully understands that by signing below he is giving up certain rights which he may have to sue or assert a claim against the Company. The Manager acknowledges that he has not been forced or pressured in any manner whatsoever to sign this Agreement and the Manager agrees to all of its terms voluntarily.

            In the event the Manager initiates or voluntarily participates in any Proceeding, or if he fails to abide by any of the terms of this Agreement provided hereunder, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the provisions of this Conversion and Release Agreement or terminate any benefits or payments that are subsequently due under this Agreement, without waiving the release granted herein.

            The Manager further understands and agrees that the Option Payment and the Management Payment described herein and in the attached letter represents full and final satisfaction of any liability of the Company, its successors and current, past and former stockholders, subsidiaries and affiliates in respect of the Options and the Manager's employment with the Company as of the date hereof.


Signature:________________________

Name:_____________________________
             (please print)

Date: July __, 2001

                                                                         ANNEX A

                             FORM OF NON-EXERCISING
                               OPTION HOLDER NOTE

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$__________
New York, New York                                                 July __, 2001

            SECTION 1. FOR VALUE RECEIVED, the undersigned, Interactive Media Corp., a Delaware corporation (the "Maker"), hereby promises to pay to the order of (the "Holder"), the principal sum of ________ ($___) on each Payment Date (as defined herein), with interest thereon from time to time as provided herein.

            SECTION 2. Stock Purchase Agreement. This promissory note (this "Note") is issued by the Maker, on the date hereof, pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of July __, 2001, by and among the Maker, IMC Acquisition Corp., a Delaware corporation, and for the limited purposes specified therein, FT Knowledge (Holdings) Inc., a Delaware corporation, Azimuth Technologies, Inc. and Anteon International, Inc. Unless otherwise noted, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

            SECTION 3. Principal. On each of July _, 2002, July _, 2003, July __, 2004, July _, 2005 and July _, 2006 (each, a "Payment Date"), the Maker will pay to the Holder _______ ($___________).

            SECTION 4. Interest. The Maker promises to pay interest on the principal amount of this Note at the rate of Credit Suisse First Boston Prime Rate, as reported from time to time. The Maker shall pay accrued interest on each Payment Date or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date. Interest shall accrue and be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 5. Optional Prepayment.

                  (a) Upon notice given to the Holder as provided in Section 5(b), the Maker may, at its option, prepay all, but not less than all, of this Note at any time, by paying an amount equal to the outstanding principal amount of this Note, together with interest accrued and unpaid hereon to the date fixed for prepayment, without penalty or premium.

                  (b) The Maker may give written notice of prepayment of this Note not less than ten (10) nor more than sixty (60) days prior to the date fixed for such prepayment. Upon notice of prepayment being given by the Maker, the Maker covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note in an amount equal to the outstanding principal amount hereof together with interest accrued and unpaid hereon to the date fixed for such prepayment.

            (c) All optional prepayments under this Section 5 shall include payment of accrued interest on the principal amount so prepaid and shall be applied first to all costs, expenses and indemnities payable hereunder, then to payment of accrued interest, and thereafter to principal.

            SECTION 6. No Transfers. The Holder may not sell, convey, assign or otherwise transfer this Note or any interest herein.

            SECTION 7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

                                                 _______________________________
                                                 INTERACTIVE MEDIA CORP.

                                                                       EXHIBIT E

                       FORM OF OPTION CONVERSION AGREEMENT

                             INTERACTIVE MEDIA CORP.
                              3211 JERMANTOWN ROAD
                                    SUITE 700
                                FAIRFAX, VA 22030

      July __, 2001

Dear [      ]:

            Pursuant to the terms of a proposed Stock Purchase Agreement, Interactive Media Corp. (the "Company") is to be acquired by IMC Acquisition Corp., an affiliate of Pearson plc (the "Transaction"). This letter provides information regarding the treatment of your stock options (the "Options") under the Interactive Media Corp. 1998 Stock Option Plan (the "Option Plan") in connection with the Transaction.

            Immediately prior to the closing of the Transaction (the "Closing"), all of your Options, whether or not exercisable, will be converted into the right to receive a cash payment (the "Option Payment") equal to (a) $3.97 multiplied by the number of shares of Company common stock subject to your Options, minus (b) the aggregate exercise price of your Options. The Option Payment to you will be reduced by any applicable withholding obligations.

            Attached to this letter is an Option Conversion Agreement (the "Conversion Agreement") regarding the termination of your Options. Upon executing and delivering the Conversion Agreement to the Company, you will receive the Option Payment in cash, minus any applicable withholding obligations. If you fail to execute and deliver the Conversion Agreement to the Company on or prior to the Closing, the Company will exercise its right under the option agreement pursuant to which such Options were issued to pay the Option Payment to you in the form of a five year promissory note, substantially in form attached hereto as Annex A.

            If you have any questions or need any additional information, please contact me at (703) 246-0200.

                                          Very truly yours,


                                          John A. Robic
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          OPTION CONVERSION AGREEMENT

            The undersigned holder of stock options (the "Options") to acquire shares of common stock, par value $0.01 per share, of Interactive Media Corp. (the "Company"), issued under the Interactive Media Corp. 1998 Stock Option Plan, hereby authorizes the termination of all Options held by the undersigned, effective immediately prior to the closing of the acquisition of the Company by IMC Acquisition Corp., an affiliate of Pearson plc, as further described in the attached letter from John A. Robic, President and Chief Executive Officer of the Company, dated July __, 2001. The undersigned further understands and agrees that the consideration into which the Options have been converted as described in the preceding sentence and the attached letter represents full and final satisfaction of any liability of the Company, its successors and current, past and former stockholders, subsidiaries and affiliates in respect of the Options.


Signature:________________________

Name:_____________________________
             (please print)

Date: July __, 2001

                                                                         ANNEX A

                             FORM OF NON-EXERCISING
                               OPTION HOLDER NOTE

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$___________
New York, New York

                                                                   July __, 2001

            SECTION 1. FOR VALUE RECEIVED, the undersigned, Interactive Media Corp., a Delaware corporation (the "Maker"), hereby promises to pay to the order of (the "Holder"), the principal sum of ________ ($___) on each Payment Date (as defined herein), with interest thereon from time to time as provided herein.

            SECTION 2. Stock Purchase Agreement. This promissory note (this "Note") is issued by the Maker, on the date hereof, pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of July __, 2001, by and among the Maker, IMC Acquisition Corp., a Delaware corporation, and for the limited purposes specified therein, FT Knowledge (Holdings) Inc., a Delaware corporation, Azimuth Technologies, Inc. and Anteon International, Inc. Unless otherwise noted, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

            SECTION 3. Principal. On each of July _, 2002, July _, 2003, July _, 2004, July _, 2005 and July _, 2006 (each, a "Payment Date"), the Maker will pay to the Holder _______ ($___________).

            SECTION 4. Interest. The Maker promises to pay interest on the principal amount of this Note at the rate of Credit Suisse First Boston Prime Rate, as reported from time to time. The Maker shall pay accrued interest on each Payment Date or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date. Interest shall accrue and be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 5. Optional Prepayment.

                  (a) Upon notice given to the Holder as provided in Section 5(b), the Maker may, at its option, prepay all, but not less than all, of this Note at any time, by paying an amount equal to the outstanding principal amount of this Note, together with interest accrued and unpaid hereon to the date fixed for prepayment, without penalty or premium.

                  (b) The Maker may give written notice of prepayment of this Note not less than ten (10) nor more than sixty (60) days prior to the date fixed for such prepayment. Upon notice of prepayment being given by the Maker, the Maker covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note in an amount equal to the outstanding principal amount hereof together with interest accrued and unpaid hereon to the date fixed for such prepayment.

                  (c) All optional prepayments under this Section 5 shall include payment of accrued interest on the principal amount so prepaid and shall be applied first to all costs, expenses and indemnities payable hereunder, then to payment of accrued interest, and thereafter to principal.

            SECTION 6. No Transfers. The Holder may not sell, convey, assign or otherwise transfer this Note or any interest herein.

            SECTION 7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

                                              __________________________________
                                              INTERACTIVE MEDIA CORP.

                                                                       EXHIBIT F

                           SOFTWARE LICENSE AGREEMENT

                                  SEE ATTACHED

                                                                       EXHIBIT G

                    FORM OF NON-EXERCISING OPTION HOLDER NOTE

                             FORM OF NON-EXERCISING
                               OPTION HOLDER NOTE

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$____________
New York, New York
                                                                   July __, 2001

            SECTION 1. FOR VALUE RECEIVED, the undersigned, Interactive Media Corp., a Delaware corporation (the "Maker"), hereby promises to pay to the order of (the "Holder"), the principal sum of ________ ($___) on each Payment Date (as defined herein), with interest thereon from time to time as provided herein.

            SECTION 2. Stock Purchase Agreement. This promissory note (this "Note") is issued by the Maker, on the date hereof, pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of July __, 2001, by and among the Maker, IMC Acquisition Corp., a Delaware corporation, and for the limited purposes specified therein, FT Knowledge (Holdings) Inc., a Delaware corporation, Azimuth Technologies, Inc. and Anteon International, Inc. Unless otherwise noted, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

            SECTION 3. Principal. On each of July _, 2002, July _, 2003, July _, 2004, July _, 2005 and July _, 2006 (each, a "Payment Date"), the Maker will pay to the Holder _______ ($___________).

            SECTION 4. Interest. The Maker promises to pay interest on the principal amount of this Note at the rate of Credit Suisse First Boston Prime Rate, as reported from time to time. The Maker shall pay accrued interest on each Payment Date or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date. Interest shall accrue and be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 5. Optional Prepayment.

                  (a) Upon notice given to the Holder as provided in Section 5(b), the Maker may, at its option, prepay all, but not less than all, of this Note at any time, by paying an amount equal to the outstanding principal amount of this Note, together with interest accrued and unpaid hereon to the date fixed for prepayment, without penalty or premium.

                  (b) The Maker may give written notice of prepayment of this Note not less than ten (10) nor more than sixty (60) days prior to the date fixed for such prepayment. Upon notice of prepayment being given by the Maker, the Maker covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note in an amount equal to the outstanding principal amount hereof together with interest accrued and unpaid hereon to the date fixed for such prepayment.

            (c) All optional prepayments under this Section 5 shall include payment of accrued interest on the principal amount so prepaid and shall be applied first to all costs, expenses and indemnities payable hereunder, then to payment of accrued interest, and thereafter to principal.

            SECTION 6. No Transfers. The Holder may not sell, convey, assign or otherwise transfer this Note or any interest herein.

            SECTION 7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

                                                   _____________________________
                                                   INTERACTIVE MEDIA CORP.

                                  SCHEDULE 9.6

                          INDIVIDUALS PROVIDING GENERAL
                  CORPORATE ACCOUNTING SERVICES TO THE COMPANY

                             INTERACTIVE MEDIA CORP.
                            MONTHLY ACCOUNTING COSTS

          --------------------------------------------------------
                                                             COST
          --------------------------------------------------------
          John McCoy                                       $14,520
          --------------------------------------------------------
          Ron Kuzmirek                                       9,533
          --------------------------------------------------------
          Randy Kardos                                       5,796
          --------------------------------------------------------
          Tom Hewitt                                         5,579
          --------------------------------------------------------
          TOTAL ACCOUNTING                                 $35,428
          ========================================================
          SITE SUPPORT
          --------------------------------------------------------
          Vicki Martin                                      $4,658
          ========================================================
          TOTAL ACCOUNTING/SITE SUPPORT                    $40,087
          --------------------------------------------------------